As filed with the Securities and Exchange Commission on December 10, 2024

Registration Statement No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 NORDICUS PARTNERS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	8742	04-3186647
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

280 South Beverly Dr.

Suite 505

Beverly Hills, CA 90212

(310) 666-0750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henrik Rouf

President and CEO

280 South Beverly Dr.

Suite 505

Beverly Hills, CA 90212

(310) 666-0750

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest M. Stern, Esq.
CM Law PLLC

1701 Pennsylvania Avenue, N.W.
Suite 200

Washington, D.C. 20006

(202) 580-6500

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2024

Prospectus

16,190,911 Shares of common stock

Nordicus Partners Corporation

This prospectus covers 16,190,911 shares of our common stock that may be offered for resale or otherwise disposed of by the selling stockholders listed on the Selling Stockholder table on page 20 (the “Selling Stockholders”).

We will not receive any proceeds from the sale or other disposition of the securities by the Selling Stockholders.

Henrik Rouf, our President and CEO, through his control of Reddington Partners LLC (“Reddington”), and Selling Shareholders AC Nordic ApS (“AC Nordic”), Alteral Therapeutics ApS (“Alteral Therapeutics”) and GK Partners ApS (“GK Partners”) together beneficially own approximately 69% of our outstanding shares of common stock. Accordingly, Henrik Rouf and the Selling Stockholders, until such Selling Stockholders sell a significant portion of our shares that such Selling Stockholders now own, will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

We are a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements as set forth on page 5 of this prospectus. Our common stock is quoted under the symbol “NORD” on the OTCQB Market. On December 6, 2024, the last reported sale price of our common stock was $2.76

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a ratio of 1 new share for every 10 shares (or “1:10”) previously held on November 8, 2024. The reverse stock split was approved by our Board of Directors and shareholders on June 7, 2024.

The date of this prospectus is _______ __, 2025

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Nordicus Partners,” “NORD,” “we,” “us,” and “our” refer to Nordicus Partners Corporation

The Company

Overview

We are a financial consulting company, specializing in providing Nordic and U.S. life science companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally.

Organizational History

We were founded in 1993 and in 2007 were reincorporated from a Massachusetts corporation to a Delaware corporation. We changed our name from CardioTech International, Inc. to AdvanSource Biomaterials Corporation, effective October 15, 2008. On March 3, 2020, we changed our name to EKIMAS Corporation.

On October 12, 2021, we entered into a Stock Purchase Agreement (the “SPA”) with Reddington, a California limited liability company, providing for the purchase of a total of 511,448 of our common stock, on a post-split basis discussed below, or approximately 90% of our total shares of common stock outstanding for total cash consideration of $400,000. Reddington purchased in two tranches on October 12, 2021 and March 15, 2022.

Pursuant to the SPA, the Company effectuated a 1-for 50 reverse stock split on March 11, 2022 (the “March 11 Reverse Split”). Accordingly, on a post-split basis, the shares purchased in connection with the First Closing resulted in Reddington owning 42,273 shares of our common stock. As set forth in the SPA, Reddington then purchased from us on March 15, 2022, an additional 469,175 shares of our common stock, on a post-split basis (the “Second Closing”). After the issuance thereof Reddington owned 511,448 shares of our common stock, or approximately 90% of our total shares of common stock outstanding.

On February 23, 2023, the Company and Nordicus Partners A/S, a Danish stock corporation, consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) by and among the Company, Nordicus, GK Partners, Henrik Rouf and Life Science Power House ApS (“LSPH”). GK Partners, Rouf and LSPH are collectively referred to herein as the “Sellers”, and each individually as a “Seller”). Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to one hundred percent (100%) of the issued and outstanding capital stock of Nordicus for an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share. As a result of the Business Combination, Nordicus became a 100% wholly owned subsidiary of the Company.

On May 17, 2023, the Company changed its name to Nordicus Partners Corporation and its ticker symbol to NORD.

On June 1, 2023, the Company acquired a 4.99% interest in Mag Mile Capital, Inc., a full-service commercial real estate mortgage banking firm headquartered in Chicago with offices in the states of New York, Massachusetts, Connecticut, Florida, Texas and Nevada. Mag Mile Capital is a national platform comprised of capital markets specialists with extensive experience in real estate bridge financing, mezzanine and permanent debt placement and equity arrangements throughout the full capital stack and across all major real estate asset classes nationwide, including hotels, multifamily, office, retail, industrial, healthcare, self-storage and special purpose properties, offering access to structured debt and equity advisory solutions and placement for real estate investors, developers, and entrepreneurs,

On May 16, 2024, the Company acquired a 95% interest in Orocidin A/S, a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies, and on November 12, 2024, the Company acquired the remaining 5% of the outstanding shares of Orocidin A/S through the issuance of 200,000 restricted shares of the Company’s common stock to the Orocidin A/S selling shareholders. Orocidin A/S is now a wholly owned subsidiary of the Company.

On November 8, 2024, the Company effected a 1:10 reverse stock split of its common stock.

On November 11, 2024, the Company announced that it entered into an agreement with Bio-Convert ApS (“Bio-Convert”) to acquire 100% of the outstanding shares of Bio-Convert in exchange for 12 million restricted shares of the Company’s common stock. Bio-Convert is a Denmark-based clinical-stage biopharmaceutical company focused on revolutionizing the treatment of oral leukoplakia, which is a potentially malignant disorder affecting the oral mucosa. Oral leukoplakia is a white patch or plaque that can develop in the oral cavity and cause oral cancer. Bio-Convert is developing a new pharmaceutical drug product for the treatment of oral leukoplakia and the prevention of oral cancer formation.

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Growth Strategy

Our growth strategy is to leverage the collective 90+ years of expertise of Henrik Rouf, the principals of GK Partners and others who are listed as Selling Stockholders to provide to Nordic and other international companies advice on corporate financing in the United States as well as internationally.

Implications of Being a Smaller Reporting Company

As a company with less than a $250 million public float and less than $100 million in annual revenues and a public float of less than $700 million, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Accordingly, wet may choose to prepare the disclosure in this prospectus relying on scaled disclosure requirements for smaller reporting companies in Regulation S-K and in Article 8 of Regulation S-X that include:.

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting for smaller reporting companies with a public float of less than $75 million; and

●	Reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

We may take advantage of these exemptions for up to five years after an IPO and have $100 million in annual revenues as of the end of a fiscal year or such earlier time that we are deemed to be an accelerated filer under Exchange Act Rule 12b-2.

Corporate Information

We were founded as a Massachusetts corporation on April 7, 1993, and reincorporated in Delaware on October 26, 2007.

Our principal executive office is located at 280 S. Beverly Dr, Suite 505, Beverly Hills, CA 90212, and our telephone number is (310) 666-0750. Our internet website is www.nordicuspartners.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

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The Offering

Common Stock to be Sold	Up to 16,190,911 shares of our common stock. We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

Common Stock Outstanding	17,188,166 post-split as of December 6, 2024 , not including the 7,000,000 shares of our common stock under our 2024 Stock Incentive Plan (the “2024 Plan”).

Voting Control by Management	Our President and CEO, Henrik Rouf, through his control of Reddington, and AC Nordic, Alteral Therapeutics and GK Partners, three Selling Stockholders, currently have voting control over all matters submitted to our common stockholders, including amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), election of members of our Board of Directors and major corporate transactions.

Use of Proceeds	This is a resale prospectus to register shares of the Selling Stockholders so we will not receive any proceeds from the sale of the shares by the Selling Stockholders.

Dividend Policy	We have never declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy”.

OTCQB Symbol	NORD

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in our common stock that may be sold by the Selling Stockholders.

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Summary Financial Information

The summary financial information set forth below is derived from the more detailed audited consolidated financial statements of the Company appearing elsewhere in this prospectus. You should read the summary consolidated financial information below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the notes to such financial statements.

			Six Months Ended
	Year Ended March 31,		September 30, (Unaudited)
	2024	2023	2024	2023
Statement of operations data:
Revenue	$2,500	—	$2,500	—
Operating expenses	310,088	8,479,889	768,064	148,470
Loss from operations	(307,588)	(8,479,889)	(765,564)	(148,470)
Interest expense	—	(382)	(1)	—
Other Income (Loss)	9,386	8,055	(1)	9,384
Income tax provision	—	—	—	—
Net loss	$(298,202)	(8,472,216)	$(765,565)	(139,086)
Loss per common share	$(0.03)	(1.43)	$(0.19)	(0.14)

	March 31,		September 30, (Unaudited)
	2024	2023	2024
Balance sheet data:
Cash	$49,933	7,149	$46,131
Total assets	$1,807,573	55,025	$20,785,208
Current liabilities	$26,405	27,367	$152,868
Total liabilities	$26,405	27,367	$152,868

			Six Months Ended
	Years Ended March 31,		September 30, (Unaudited)
	2024	2023	2024	2023
Cash flows data:
Net cash used in operating activities	$(258,928)	$(368,347)	$(599,871)	$(100,136)
Net cash provided by investing activities	—	—	132,198	—
Net cash provided by financing activities	305,225	128,886	447,330	106,924
Net change in cash	$46,297	$(239,461)	$(20,343)	$6,788

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “vision,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 9 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to our Capital Structure

There is no assurance of an active established public trading market, which would adversely affect the ability of the Company’s investors to sell their securities in the public market.

Although the Company’s common stock is registered under the Exchange Act and is traded on the OTCQB Marketplace, an active trading market for the securities does not yet exist and may not exist or be sustained in the future. The OTCQB Marketplace is an over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Prices for securities traded solely on the OTCQB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Company’s common stock will be influenced by a number of factors, including:

●	The Company’s ability to obtain additional financing and the terms thereof;
●	The Company’s financial position and results of operations;
●	Any litigation against the Company;
●	Possible regulatory requirements on the Company’s business;
●	The issuance of new debt or equity securities pursuant to a future offering;
●	Competitive developments;
●	Variations and fluctuations in the Company’s operating results;
●	Change in financial estimates by securities analysts;
●	The depth and liquidity of the market for the Company’s common stock;
●	Investor perceptions of the Company; and
●	General economic and business conditions.

The Company’s common stock is considered a “penny stock” and may be difficult to sell.

The Company’s common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Holders in the Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A decline in the price of our common stock could affect our ability to raise additional working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our common stock and we may be forced to go out of business.

The Company does not intend to pay dividends and stockholders may not experience a return on investment without selling their securities.

The Company has never declared or paid, nor does it intend in the foreseeable future to declare or pay, any cash dividends on its common stock. Since the Company intends to retain all future earnings to finance the operation and growth of its business, stockholders will likely need to sell their securities to realize a return on their investment, if any.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets being liquid, retail investors having investment capital and other factors which could affect their ability to host successful capital raises and continue as a going concern. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the results of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

Our management has limited experience in operating a public company.

Our executive officers and director have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company. It is possible that we will be required to expand our employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support our operations as a public company which will increase our operating costs in future periods.

A significant majority of our outstanding ordinary shares are held by a small number of shareholders, which may have significantly greater influence on us due to the size of their shareholdings relative to other shareholders.

As of the date of this Report, Henrik Rouf through his control of Reddington, and three of the Selling Stockholders, AC Nordic, Alteral Therapeutics, and GK Partners, collectively own approximately 69% of the outstanding shares of our common stock. These major shareholders have significant influence in determining the outcome of any corporate transactions or other matters submitted to our shareholders for approval, including mergers, consolidations and schemes of arrangement, election and removal of directors and other significant corporate actions. They may not act in our best interests or our minority shareholders’ interests. In addition, without the consent of these major shareholders, we could be prevented from entering into transactions that could be beneficial to us. This concentration of ownership may also discourage, delay or prevent a change in control, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Common Stock. These actions may be taken even if they are opposed by our other shareholders.

We are subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. Furthermore, if we cease to be a smaller reporting company, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet commenced any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. The reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we currently experience, including being at a higher cost due to a rising rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

Risks Relating to our Business and Industry

We are a start-up company, and we may be unable to generate significant revenues and may never become profitable.

We are a start-up company that has not generated significant revenue to date, and we may incur significant operating losses for the foreseeable future. We may not be able to validate and create our business in a manner that will generate significant revenues. In addition, any revenue that we may generate may be insufficient for us to become profitable.

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In particular, potential investors should be aware that we have not proven that we can raise sufficient capital in the public and/or private markets; build a pipeline of businesses seeking services from us, develop and maintain relationships with key strategic partners that will be necessary to optimize the market value of our services; respond effectively to competitive pressures; or recruit and build a management team to accomplish our business plan. If we are unable to accomplish these goals, our business is unlikely to succeed.

Our growth and financial performance will depend on future accretive acquisitions which may not perform as expected and future accretive target opportunities may not be available.

We anticipate growth through accretive acquisitions, such as our recent acquisitions of Orocidin A/S and Bio-Convert, Any future growth through acquisitions will depend in part upon the availability of suitable acquisition candidates at attractive prices, terms and conditions, as well as sufficient liquidity and credit to fund these acquisitions. We may incur significant additional debt from time to time to finance any such acquisitions, which could increase the risks associated with our leverage, including our ability to service our debt. Acquisitions involve risks that business judgments made concerning the value, strengths and weaknesses of businesses acquired may prove to be incorrect. Future acquisitions and any necessary related financings also may involve significant transaction-related expenses, which could include severance, lease termination and transaction and deferred financing costs, among others.

We have not had significant experience in the challenges in integrating operations and information technology systems acquired from other companies. This could result in the diversion of management’s attention from other business concerns and the potential loss of our key employees or clients or those of the acquired operations. The integration process itself may be costly and may adversely impact our business and the acquired company’s business as it requires coordination of geographically diverse organizations and implementation of accounting and information technology systems.

We complete acquisitions with the expectation that they will result in various benefits, but the anticipated benefits of these acquisitions are subject to a number of uncertainties, including the ability to timely realize accretive benefits, the level of attrition from professionals licensed or associated with the acquired companies and whether we can successfully integrate the acquired business. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could in turn materially and adversely affect our overall business, financial condition and operating results.

Our future capital needs are uncertain and our independent registered public accounting firm has expressed in its report on our 2024 audited financial statements a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain the required additional funding when needed. We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our financial statements for the fiscal years ended March 31, 2024 and 2023, have been prepared assuming we will continue to operate as a going concern. However, due to our recurring losses from operations, and working capital deficiency, there is substantial doubt about our ability to continue as a going concern. Because we expect to continue to experience negative cash flow, our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, grants or other forms of financing. Our continued negative cash flow increases the difficulty in completing such sales or securing alternative sources of funding, and there can be no assurances that we will be able to obtain such funding on favorable terms or at all. If we are unable to obtain sufficient financing from the sale of our securities or from alternative sources, we may be required to reduce, defer or discontinue certain of our research and development and operating activities or we may not be able to continue as a going concern. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements for the fiscal years ended March 31, 2024 and 2023, a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If we cannot continue as a going concern, our shareholders may lose their entire investment in our common stock. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern.

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Because of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have only a limited operating history from which to evaluate our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of the markets in which we compete, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues.

We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our product could have an immediate and material adverse effect on our business, results of operations, and financial condition.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the sale of our services may not meet our expectations. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share. Each of the risk factors listed in this “Risk Factors” section may affect our operating results.

Our business may change and evolve over time. Furthermore, we compete in an unpredictable industry against companies in the same business that have substantially more capital than we do and have existing client relationships that are well established. Our ability to succeed depends on our ability to execute our business plan, including attracting customers and investors should we pursue acquisitions of other consulting companies. As such, our actual operating results may differ substantially from our projections.

We expect to need additional substantial capital to fund our growing operations, and if we are unable to obtain sufficient capital, we may be forced to limit the scope of our operations.

We expect that for our business to grow we will need substantial additional working capital should we pursue acquisitions of other financial consulting companies. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business or pay our outstanding obligations, and we will have to modify our business plans accordingly. These factors would have a material adverse effect on our future operating results and our financial condition.

We will operate in an ever-evolving industry and changes to it can have a material effect on our business model which makes it difficult to evaluate our business and prospects.

We expect to derive nearly all of our revenue from consulting services. Our business model is evolving and is distinct from many other companies in our industry, and it may not be successful. As a result of these factors, the future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in an immature industry with an evolving business model such as ours. Some of these risks and uncertainties relate to our ability to:

●	acquisition of potential customers;
●	maintain and expand customer relationships once established;
●	raise capital at attractive costs, or at all;
●	respond effectively to competition and potential negative effects of competition on profit margins;

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●	attract and retain qualified management, employees and independent service providers; and
●	respond to government regulations relating to the Internet, personal data protection, email, software technologies and other aspects of our business.

If we are unable to address these risks, our business, results of operations and prospects could suffer.

If we do not effectively manage our anticipated growth, our operating performance will suffer, and we may lose potential customers.

We could experience rapid growth in our operations. This anticipated growth could place significant demands on our management and our operational and financial infrastructure. In particular, rapid growth, if realized, could make it more difficult for us to execute on our business plan.

In addition, our personnel, systems, procedures and controls, once implemented, may be inadequate to support our anticipated future operations. The improvements which could be required to manage our anticipated growth could require us to make significant expenditures, expand, train and manage our employee base and allocate valuable management resources. If we fail to effectively manage our anticipated growth, our operating performance will suffer and we could lose potential customers and key personnel.

We need to hire and retain additional qualified personnel to grow and manage our business. If we are unable to attract and retain qualified personnel, our business and growth could be seriously harmed.

Our performance depends on the talents and efforts of our key employees, who are charged with daily operations and strategy to reach commercial success. Our future success will depend on our ability to attract, retain and motivate highly skilled personnel in all areas of our organization and, in particular, in our engineering/technology, sales and marketing, media, finance and legal/regulatory teams. We plan to continue to grow our business and will need to hire additional personnel to support this growth. We have found it difficult from time to time to locate and hire suitable personnel. If we experience similar difficulties in the future, our growth may be hindered. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. Employees may be more likely to leave us following our initial public offering as a result of the establishment of a public market for our common stock. If we are unable to attract and retain the personnel we need to succeed, our business and growth could be harmed.

If we fail to compete effectively against other competitors, we could fail to attract customers and we may never generate revenues.

The market for financial consulting services is intensely competitive. We expect this competition to continue to increase in the future.

If we are unable to price our services appropriately, our margins and revenue may decline.

Our clients purchase our services according to a variety of pricing formulae. Sometimes these include formulae based on pay for performance, meaning clients pay only after we have delivered the desired result to them. Regardless of how a given client pays us, we ordinarily pay the vast majority of the costs associated with delivering our services to our clients according to contracts and other arrangements that do not always condition payment to vendors upon receipt of payments from our clients. This means we typically pay for the costs of providing our services before we receive payment from clients. Additionally, certain of our services costs are highly variable and may fluctuate significantly during each calendar month. Accordingly, we run the risk of not being able to recover the entire cost of our services from clients if pricing or other terms negotiated prior to the performance of services prove less than the cost of performing such services.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our certificate of incorporation and bylaws provide, as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our amended and restated articles of incorporation and bylaws require indemnification of directors and officers to the fullest extent permitted by Delaware law.

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If we fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Merger. If we are not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence.

In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase our costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, we will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other regulations, may adversely affect our business.

State and local governments and agencies in the jurisdictions in which we operate, and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact our ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of our products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or any of our employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage our reputation and brand.

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Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for us and our customers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”). Although we initiated a compliance program designed to comply with CCPA after consulting with outside privacy counsel, we remain exposed to ongoing legal risks related to the CCPA and the expansion of the CCPA under the CPRA, which becomes effective January 1, 2023. The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that we will meet voluntary certifications or adhere to other standards established by them or third parties. If we are unable to maintain these certifications or meet these standards, it could reduce demand for our solutions and adversely affect our business.

Risks Related to our Securities

The warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.

As described in our financial statements included in this prospectus, we are accounting for our issued and outstanding warrants as a warrant liability and are recording that liability at fair value upon issuance and are recording any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on our balance sheet and statement of operations or the market price of the Common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the board of directors and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of common stock will be the sole source of gain for the foreseeable future.

Our stock price will be volatile, and you may not be able to sell shares at or above the price at which shares of our common stock in this registration statement are purchased.

The trading price of our common stock and warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

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●	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies in the industry or related markets;

●	the timing and magnitude of investments in the growth of our business;

●	actual or anticipated changes in laws and regulations;

●	additions or departures of key management or other personnel;

●	increased labor costs;

●	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

●	the ability to market new and enhanced solutions on a timely basis;

●	sales of substantial amounts of our common stock by the Board, executive officers or significant stockholders or the perception that such sales could occur;

●	changes in capital structure, including future issuances of securities or the incurrence of debt; and

●	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public or private markets or the perception in the public markets that these sales may occur.

As of December 6, 2024, we have 17,188,166 post-split shares of our common stock issued and outstanding. In addition, we have agreed to register under the terms of this registration statement the shares of common stock and warrants to purchase shares of our common stock and warrants. We cannot predict the size of future issuances of common stock or securities convertible into common stock or the effect, if any, that future issuances or sales of shares of common stock will have on the market price of common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of common stock.

Because we have no current plans to pay cash dividends on common stock for the foreseeable future, you may not receive any return on investment unless you sell common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in common stock unless you sell common stock for a price greater than that which you paid for it.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Our bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, remove current management or to be acquired by a third party.

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, either (i) the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine or (ii) the federal district court in the State of Delaware will be the exclusive forum for a cause of action arising under the Securities Act and the Exchange Act. In addition, our bylaws could make it more difficult for a third party to acquire us or to remove current management through provisions that preclude cumulative voting in the election of directors and that allow our bylaws to be adopted, amended or repealed by our board of directors.

This forum provision will apply to other state and federal law claims including actions arising under the Securities Act (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholders in this offering. See “Plan of Distribution” elsewhere in this prospectus for more information.

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Stockholders.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock as of December 6, 2024, is quoted on the OTCQB market under the symbol NORD. As of December 6, 2024, there were 267 holders of record of our common stock.

The last reported sales price of our common stock on the OTCQB market on December 6, 2024, was $2.76 per share.

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Dividend Policy

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of our shares of common stock held by the Selling Stockholders. We do not know how long the Selling Stockholders will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares of our common stock. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholders as of December __, 2024. The percentages of shares owned before and after the offering are based on 17,188,166 post-split shares of common stock outstanding. The information in the table below with respect to the Selling Stockholders has been obtained solely from information supplied to us by the Selling Stockholders and assumes the sale of all the shares offered hereby. Other than as described in the footnotes below, the Selling Stockholders have not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities, or are broker-dealers or affiliates of a broker-dealer. Information concerning the Selling Stockholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

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Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to This Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Owned After the Offering(2)
1POINT ApS(3)	47,088	47,088	0	0%
ABCHill Holding ApS(4)	903,829	903,829	0	0%
AC Nordic ApS(5)	3,143,198	3,143,198	0	0%
AHC HOLDING ApS(6)	118,065	118,065	0	0%
AK HOLDING GILLELEJE ApS(7)	3,023	3,023	0	0%
Albert Emil Kristensen(8)	806	806	0	0%
ALLU INVEST ApS(9)	1,411	1,411	0	0%
Alteral Therapeutics ApS(10)	5,296,131	5,296,131	0	0%
Amanda Moltke-Leth(11)	8,062	8,062	0	0%
Andersen Ejendomme 2016 ApS(12)	3,769	3,769	0	0%
Anette Kristensen & Lars Kristensen(13)	1,008	1,008	0	0%
Anne Helle(14)	40,309	40,309	0	0%
Anni Soegaard(15)	1,411	1,411	0	0%
AP Holding Haarlev ApS(16)	74,651	74,651	0	0%
Asger Fredslund Holding ApS(17)	18,925	18,925	0	0%
Aske Soegaard Andersen(18)	1,411	1,411	0	0%
BACH HOLDING. HASLEV ApS(19)	13,786	13,786	0	0%
Bell ApS(20)	3,910	3,910	0	0%
Birthe Bülow Petersen(21)	11,528	11,528	0	0%
Birthe Olsen Jensen(22)	30,836	30,836	0	0%
Bjarne Christian Leth Hansen(23)	4,031	4,031	0	0%
BLOMSTERBARN AF 2004 ApS(24)	83,440	83,440	0	0%
BOET efter Kjeld Moltke-Leth(25)	6,046	6,046	0	0%
Brian Solvig Stenberg(26)	28,821	28,821	0	0%
Carsten Frandsen(27)	30,071	30,071	0	0%
Charlotte Eriksen Holding ApS(28)	9,170	9,170	0	0%
Claus Boegh Mortensen(29)	6,550	6,550	0	0%
Claus Lund Jensen(30)	1,411	1,411	0	0%
Claus Pitzner(31)	74,572	74,572	0	0%
DanMadsen ApS(32)	87,833	87,833	0	0%
Danning ApS(33)	28,821	28,821	0	0%
DFM HOLDING 2009 ApS(34)	3,628	3,628	0	0%
DOIL Ejendomme ApS(35)	94,726	94,726	0	0%
Dressed4ourSports.dk(36)	1,411	1,411	0	0%
ENGAGE GROUP ApS(37)	3,527	3,527	0	0%
Erling Hansen Holding ApS(38)	42,324	42,324	0	0%
F.F INVEST A/S(39)	17,010	17,010	0	0%
FILISA HOLDING ApS(40)	2,922	2,922	0	0%
Finn Christian Iversen(41)	1,612	1,612	0	0%
Flemming Kaare Rasmussen(42)	51,858	51,858	0	0%
Freddy Christensen(43)	4,777	4,777	0	0%
FSMT Holding ApS(44)	7,054	7,054	0	0%
FTBH HOLDING ApS(45)	1,411	1,411	0	0%
G & L Holding Skive ApS(46)	1,411	1,411	0	0%
Gert D. Schmidt(47)	24,750	24,750	0	0%
GK Partners ApS(48)	3,220,064	3,220,064	0	0%
H. GRAGE HOLDING ApS(49)	5,160	5,160	0	0%
Hans Joergen Hansen(50)	92,618	92,618	0	0%
Hans Kristian Asmussen(51)	1,411	1,411	0	0%
HARFU ApS(52)	30,232	30,232	0	0%
Hauerberg Holding ApS(53)	208,841	208,841	0	0%
HBH INVEST ApS(54)	8,062	8,062	0	0%
HELLE INVEST ApS(55)	24,185	24,185	0	0%
Henrik Blom Nielsen(56)	28,821	28,821	0	0%
HOLCK HOLDING ApS(57)	1,612	1,612	0	0%
Hoennerup Invest Holding ApS(58)	3,023	3,023	0	0%
J. Madsen Entreprise(59)	1,633	1,633	0	0%
J.H.A. - RATIONALISERING ApS(60)	2,701	2,701	0	0%
Jan Andreasen(61)	7,518	7,518	0	0%
Jan Kaihoej Soee(62)	11,528	11,528	0	0%
Jan Peters(63)	2,822	2,822	0	0%
JC GRUPPEN ApS(64)	4,031	4,031	0	0%
Jesper Pasler(65)	2,822	2,822	0	0%
JJTA Holding II ApS(66)	132,415	132,415	0	0%
JM Holding af 11. Juni 2008 ApS(67)	2,882	2,882	0	0%
Johannes Holt(68)	9,211	9,211	0	0%
John Gerhard Jensen(69)	3,708	3,708	0	0%
John Rishoej Pedersen(70)	5,039	5,039	0	0%
John Soerensen(71)	6,308	6,308	0	0%
John Vestergaard(72)	12,093	12,093	0	0%
Johnny Keller(73)	6,147	6,147	0	0%
Johnny Kenneth Petersen(74)	60,464	60,464	0	0%
Joergen Kirkegaard(75)	7,054	7,054	0	0%
Joern H. Jensen(76)	4,595	4,595	0	0%
Karen Lund(77)	6,953	6,953	0	0%
Karl Adler Oestergaard(78)	47,907	47,907	0	0%
Karsten H. Nielsen(79)	3,527	3,527	0	0%
Karsten Juul Kristensen(80)	18,925	18,925	0	0%
Kijola Finans ApS(81)	20,155	20,155	0	0%
Kim Schiellerup Pedersen(82)	7,437	7,437	0	0%
Kim Oestergaard(83)	12,294	12,294	0	0%
KIMP HOLDING ApS(84)	74,651	74,651	0	0%
Knudsen Service ApS(85)	4,898	4,898	0	0%
KRUME HOLDING ApS(86)	7,054	7,054	0	0%
KTM ApS(87)	64,971	64,971	0	0%
Kurt Frisk Rasmussen(88)	4,232	4,232	0	0%
LAMBRECHT BOLIG PARTNER ApS(89)	14,350	14,350	0	0%
Lars Christensen(90)	8,465	8,465	0	0%
Lasse-P ApS(91)	40,309	40,309	0	0%
LAUR DALMOSE HOLDING ApS(92)	2,116	2,116	0	0%
Lise Theil(93)	33,658	33,658	0	0%
LORENTZEN ApS(94)	5,643	5,643	0	0%
LAESSOE HOLDING, OEDSTED ApS(95)	2,015	2,015	0	0%
Mads Johansen Drost(96)	20,155	20,155	0	0%
Mads Lyder Soegaard Andersen(97)	1,411	1,411	0	0%
Malene Frausing Weis(98)	57,642	57,642	0	0%
Marc Ropen(99)	40,914	40,914	0	0%
Maria Vesterholm(100)	8,364	8,364	0	0%
Martin Larsen(101)	11,992	11,992	0	0%
Martin Sass Thage-Joergensen(102)	2,015	2,015	0	0%
Michael Brokholm Henriksen(103)	7,054	7,054	0	0%
Misfeldt Holding ApS(104)	64,971	64,971	0	0%
Mogens Juul Sass-Petersen(105)	504	504	0	0%
MSVD HOLDING ApS(106)	30,232	30,232	0	0%
NOV Invest ApS(107)	23,057	23,057	0	0%
OFF HOURS ApS(108)	201,545	201,545	0	0%
Ole Lund 56 ApS(109)	40,309	40,309	0	0%
Orla Mathiasen(110)	10,621	10,621	0	0%
P. L. Holding ApS(111)	28,821	28,821	0	0%
Per Markussen(112)	111,326	111,326	0	0%
Peter Hassing(113)	4,232	4,232	0	0%
Peter Rimfort(114)	40,349	40,349	0	0%
PHARMA HOLDING ApS(115)	91,401	91,401	0	0%
PIHL HOLDING ApS(116)	5,744	5,744	0	0%
PIRCHERT OPTIK. RIBE. ApS(117)	3,023	3,023	0	0%
Poul Anker Byrnak(118)	6,490	6,490	0	0%
Poul Erik Larsen(119)	1,008	1,008	0	0%
Ramme Holding ApS(120)	46,114	46,114	0	0%
RASCON. ApS(121)	20,155	20,155	0	0%
Ringsted Energi & Montage ApS(122)	1,451	1,451	0	0%
Ross Energy Holding ApS(123)	2,298	2,298	0	0%
Sabine Camilla Jensen(124)	10,077	10,077	0	0%
Sandra Pihl Schmidt(125)	10,077	10,077	0	0%
Sara Schmidt(126)	10,077	10,077	0	0%
SILCOFA ApS(127)	69,714	69,714	0	0%
SMJ Rolf Holding ApS(128)	9,553	9,553	0	0%
SOEGAARDEN HOLDING ApS(129)	28,922	28,922	0	0%
SONNY RASMUSSEN CONSULTING ApS(130)	40,914	40,914	0	0%
STEEN HANSEN HOLDING A/S(131)	8,062	8,062	0	0%
Stephanie Pitzner(132)	2,862	2,862	0	0%
STOCKADE HOLDING ApS(133)	29,603	29,603	0	0%
SOEBORG EL ApS(134)	29,063	29,063	0	0%
Soeren Svendsen(155)	806	806	0	0%
T. HOUGAARD HOLDING ApS(136)	5,744	5,744	0	0%
Tage Barslund Pedersen(137)	1,008	1,008	0	0%
TH VEJLE HOLDING ApS(138)	1,411	1,411	0	0%
Theis Gottorp Wittendorff(139)	28,821	28,821	0	0%
THYKJAER CONSULT ApS(140)	2,922	2,922	0	0%
Tim Hougaard Rasmussen(141)	5,744	5,744	0	0%
Tinenaja Emma Kierulf Holm(142)	1,955	1,955	0	0%
TKClinic ApS(143)	3,225	3,225	0	0%
Vibecke Moeller(144)	625	625	0	0%
Vivian Lindum(145)	504	504	0	0%
WAKAS INVEST ApS(146)	2,298	2,298	0	0%
JE Pitzner Holding ApS(147)	226,586	226,586	0	0%
Kvalheim Holding ApS(148)	18,075	18,075	0	0%
CSLPL Holding 2019 ApS(149)	72,299	72,299	0	0%
Rushi Shah(150)	10,000	10,000	0	0%
Charles Schwab & Co CUST FBO Mark N. Katz,(151)	2,500	2,500	0	0%
Reddington Partners LLC(152)	45,362	45,362	0	0%

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.
(2)	We do not know when or in what amounts the Selling Stockholders may offer shares for sale. The Selling Stockholders may not sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements, or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the Selling Stockholders.

21

(3)	Brian Bo Pedersen makes investment decisions for 1POINT ApS. The address of 1POINT ApS is Kvaernbaek 28 Horsens Denmark DK-8700.
(4)	Christian Torben Hill-Madsen makes investment decisions for ABCHill Holding ApS. The address of ABCHill Holding ApS is Mesterlodden 3A, 1. Gentofte Denmark DK-2820.
(5)	Torben Steen Jensen makes investment decisions for AC Nordic ApS. The address of AC Nordic ApS is Dyrehavevej 3B Klampenborg Denmark DK-2930.
(6)	Alan Hald Lionett makes investment decisions for AHC HOLDING ApS. The address of AHC HOLDING ApS is Raamosevej 34 Ballerup Denmark DK-2750.
(7)	Alexander Sennov Hee Klitgaard makes investment decisions for AK HOLDING GILLELEJE ApS. The address of AK HOLDING GILLELEJE ApS is Nordre Strandvej 4, 1. Gilleleje Denmark DK-3250.
(8)	The address of Albert Emil Kristensen is Lundtoftevej 270C Kongens Lyngby Denmark DK-2800.
(9)	Ulla Asmussen makes investment decisions for ALLU INVEST ApS. The address of ALLU INVEST ApS is Kirkebakkevej 48 Munke Bjergby Denmark DK-4190.
(10)	Allan Traugott Wehnert makes investment decisions for Alteral Therapeutics ApS. The address of Alteral Therapeutics ApS is Dyrehavevej 3B Klampenborg Denmark DK-2930.
(11)	The address of Amanda Moltke-Leth is Phistersvej 24, 3tv Hellerup Denmark DK-2900.
(12)	Peter Andersen makes investment decisions for Andersen Ejendomme 2016 ApS. The address of Andersen Ejendomme 2016 ApS is Oehlenschlaegersgade 15B, 2. Slagelse Denmark DK-4200.
(13)	The address of Anette Kristensen & Lars Kristensen is Soendre Strandvej 18 Helsingoer Denmark DK-3000.
(14)	The address of Anne Helle is Ved Gaerdet 11, Saeby Hoeng Denmark DK-4270.
(15)	The address of Anni Soegaard is Hesselvej 41 Stenloese Denmark DK-3660.
(16)	Anders Erland Pedersen makes investment decisions for AP Holding Haarlev ApS. The address of AP Holding Haarlev ApS is Haandvaerkervej 10 Haarlev Denmark DK-4652.
(17)	Asger Fredslund Pedersen makes investment decisions for Asger Fredslund Holding ApS. The address of Asger Fredslund Holding ApS is Thorvaldsensvej 9 3. th Frederiksberg C Denmark DK-1871.
(18)	The address of Aske Soegaard Andersen is Tingmosen 5 Vaerloese Denmark DK-3500.
(19)	Lars Bach Olsen makes investment decisions for BACH HOLDING. HASLEV ApS. The address of BACH HOLDING. HASLEV ApS is Foerslev Tuerum 4 Haslev Denmark DK-4690.
(20)	Peer Lejsberg Bell makes investment decisions for Bell ApS. The address of Bell ApS is Snekkerupvej 14, Snekkerup Slagelse Denmark DK-4200.
(21)	The address of Birthe Bülow Petersen is Slagteristraede 21 st. th. Roskilde Denmark DK-4000.
(22)	The address of Birthe Olsen Jensen is Svingkaervej 10 Tappernoeje Denmark DK-4733.
(23)	The address of Bjarne Christian Leth Hansen is Hoejdevej 2, 1. Frederikssund Denmark DK-3600.
(24)	Lars Roensholt makes investment decisions for BLOMSTERBARN AF 2004 ApS. The address of BLOMSTERBARN AF 2004 ApS is Ved Dammen 19 Bagsvaerd Denmark DK-2880.
(25)	The address of BOET efter Kjeld Moltke-Leth is Nerievej 9 Hellerup Denmark DK-2900.
(26)	The address of Brian Solvig Stenberg is Rundforbiparken 4 b, st. tv. Naerum Denmark DK-2850.
(27)	The address of Carsten Frandsen is Buen 17 Frederiksberg Denmark DK-2000.
(28)	Charlotte Blixenkrone Henriksen makes investment decisions for Charlotte Eriksen Holding ApS. The address of Charlotte Eriksen Holding ApS is Rustkammervej 80 Soroe Denmark DK-4180.
(29)	The address of Claus Boegh Mortensen is Stensballe Strandvej 108 Horsens Denmark DK-8700.
(30)	The address of Claus Lund Jensen is Mejsevej 34 Glumsoe Denmark DK-4171.
(31)	The address of Claus Pitzner is House no. 379/39 under Ward no. 15 Kathmandu Metropolitan City Nepal.
(32)	Dan Holm Madsen makes investment decisions for DanMadsen ApS. The address of DanMadsen ApS is Oesttoften 20 Jyllinge Denmark DK-4040.
(33)	Jeppe Danning makes investment decisions for Danning ApS. The address of Danning ApS is Ganloesevej 38 Farum Denmark DK-3520.
(34)	Dennis Feldborg Mortensen makes investment decisions for DFM HOLDING 2009 ApS. The address of DFM HOLDING 2009 ApS is Langdyssevej 14, Gundsoemagle Roskilde Denmark DK-4000.
(35)	Casper Doil makes investment decisions for DOIL Ejendomme ApS. The address of DOIL Ejendomme ApS is Mesterlodden 29 Gentofte Denmark DK-2820.
(36)	Thomas Hansen makes investment decisions for Dressed4ourSports.dk. The address of Dressed4ourSports.dk is Hestebjergsvangen 8 Soroe Denmark DK-4180.
(37)	Morten Groen makes investment decisions for ENGAGE GROUP ApS. The address of ENGAGE GROUP ApS is Frisersvej 16 Charlottenlund Denmark DK-2920.
(38)	Erling Hoej Hansen makes investment decisions for Erling Hansen Holding ApS. The address of Erling Hansen Holding ApS is Snedkervej 14 Esbjerg V Denmark DK-6710.
(39)	Flemming Frederiksen makes investment decisions for F.F INVEST A/S. The address of F.F INVEST A/S is Kajeroed Vaenge 31 Birkeroed Denmark DK-3460.
(40)	Jens Kierulf Knudsen makes investment decisions for FILISA HOLDING ApS. The address of FILISA HOLDING ApS is Pirolvaenget 5 Solroed Strand Denmark DK-2680.
(41)	The address of Finn Christian Iversen is Hasselholtvej 10 Vinderup Denmark DK-7830.
(42)	The address of Flemming Kaare Rasmussen is Jagtvej 215B, 7. 1 Copenhagen Denmark DK-2100.

22

(43)	The address of Freddy Christensen is Vadum Kirkevej 63 Vadum Denmark DK-9430.
(44)	Flemming Schmidt makes investment decisions for FSMT Holding ApS. The address of FSMT Holding ApS is Oesterkobbel 27 Augustenborg Denmark DK-6440.
(45)	Franz Michael Birch Hansen makes investment decisions for FTBH HOLDING ApS. The address of FTBH HOLDING ApS is Rugmarken 37, Postboks 188 Farum Denmark DK-3520.
(46)	Vilhelm Gjerulff & Kim Skoett Lassen makes investment decisions for G & L Holding Skive ApS. The address of G & L Holding Skive ApS is Oestergaardsvej 1, Dommerby Hoejslev Denmark DK-7840.
(47)	The address of Gert D. Schmidt is Kragholmvej 11 Rudkoebing Denmark DK-5900.
(48)	Tom Glaesner Larsen makes investment decisions for GK Partners ApS. The address of GK Partners ApS is Dyrehavevej 3B Klampenborg Denmark DK-2930.
(49)	Henrik Grage makes investment decisions for H. GRAGE HOLDING ApS. The address of H. GRAGE HOLDING ApS is Industriholmen 21 Hvidovre Denmark DK-2650.
(50)	The address of Hans Joergen Hansen is Ladhavevej 9 Roedby Denmark DK-4970.
(51)	The address of Hans Kristian Asmussen is Kirkebakkevej 48 Munke Bjergby Denmark DK-4190.
(52)	Rasmus Strange Petersen makes investment decisions for HARFU ApS. The address of HARFU ApS is Leifsgade 9, 5. th Copenhagen Denmark DK-2300.
(53)	Jytte Trine Hauerberg makes investment decisions for Hauerberg Holding ApS. The address of Hauerberg Holding ApS is Villingebaekvej 73, Horneby Faelled Hornbaek Denmark DK-3100.
(54)	Hans Bonde Hansen makes investment decisions for HBH INVEST ApS. The address of HBH INVEST ApS is Nr Vedbyvej 12 Noerre Alslev Denmark DK-4840.
(55)	Anne Helle makes investment decisions for HELLE INVEST ApS. The address of HELLE INVEST ApS is Ved Gaerdet 11, Saeby Hoeng Denmark DK-4270.
(56)	The address of Henrik Blom Nielsen is P S Kroeyersvej 4 Hornbaek Denmark DK-3100.
(57)	Kim Andre’ Holk Hansen makes investment decisions for HOLCK HOLDING ApS. The address of HOLCK HOLDING ApS is Ryvejen 27A, Mesing Skanderborg Denmark DK-8660.
(58)	Mogens Hoennerup Nielsen makes investment decisions for Hoennerup Invest Holding ApS. The address of Hoennerup Invest Holding ApS is Stavadgyden 78, Gammel Korup Odense NV Denmark DK-5210.
(59)	Jakob Madsen makes investment decisions for J. Madsen Entreprise. The address of J. Madsen Entreprise is Islandsgade 4 Haslev Denmark DK-4690.
(60)	John Bygballe Haven Andersen makes investment decisions for J.H.A. - RATIONALISERING ApS. The address of J.H.A. - RATIONALISERING ApS is Hovgaardvej 11, Sahl Vinderup Denmark DK-7830.
(61)	The address of Jan Andreasen is Maagevej 35 Herning Denmark DK-7400.
(62)	The address of Jan Kaihoej Soee is Nyelandsvej 10, 5. Frederiksberg Denmark DK-2000.
(63)	The address of Jan Peters is Strandvejen 22 Kolding Denmark DK-6000.
(64)	Joergen Myhlendorph Nielsen & Carsten Soerensen makes investment decisions for JC GRUPPEN ApS. The address of JC GRUPPEN ApS is Batzkes Bakke 21 a Hilleroed Denmark DK-3400.
(65)	The address of Jesper Pasler is Marievej 9 Solroed Strand Denmark DK-2680.
(66)	Jan Daugaard Peters makes investment decisions for JJTA Holding II ApS. The address of JJTA Holding II ApS is Strandvejen 22 Kolding Denmark DK-6000.
(67)	Jens Mark makes investment decisions for JM Holding af 11. Juni 2008 ApS. The address of JM Holding af 11. Juni 2008 ApS is Skipper Clements Alle 7, 1 Copenhagen Denmark DK-2300.
(68)	The address of Johannes Holt is Hammervej 50 Naestved Denmark DK-4700.
(69)	The address of John Gerhard Jensen is Rugtvedvej 43, Forsinge Jerslev Sjaelland Denmark DK-4490.
(70)	The address of John Rishoej Pedersen is Martin Vahls Vej 27, 3 Aarhus C Denmark DK-8000.

23

(71)	The address of John Soerensen is Mosevej 20 Engesvang Denmark DK-7442.
(72)	The address of John Vestergaard is Marstalsvejen 39, Omme Marstal Denmark DK-5960.
(73)	The address of Johnny Keller is Soeholm 28 Soroe Denmark DK-4180.
(74)	The address of Johnny Kenneth Petersen is Lyngbakken 35 Faarevejle Denmark DK-4540.
(75)	The address of Joergen Kirkegaard is Egelykkevej 5, Nordenskov Varde Denmark DK-6800.
(76)	The address of Joern H. Jensen is Havrebjergvej 2 Naestved Denmark DK-4700.
(77)	The address of Karen Lund is Soeskovvej 40b Soroe Denmark DK-4180.
(78)	The address of Karl Adler Oestergaard is Knudedybet 12 Esbjerg Denmark DK-6700.
(79)	The address of Karsten H. Nielsen is Hedebakken 77 Viborg Denmark DK-8800.
(80)	The address of Karsten Juul Kristensen is Langtoften 51 Herning Denmark DK-7400.
(81)	Henning Broegger Obsen makes investment decisions for Kijola Finans ApS. The address of Kijola Finans ApS is Jernbanevej 9, st. th Kalundborg Denmark DK-4400.
(82)	The address of Kim Schiellerup Pedersen is Mylius Erichsensvej 32 A Aalborg Denmark DK-9210.
(83)	The address of Kim Oestergaard is Nyhusvej 7, Oerslev Ringsted Denmark DK-4100.
(84)	Kim Pedersen makes investment decisions for KIMP HOLDING ApS. The address of KIMP HOLDING ApS is Brunevang 8 Broenshoej Denmark DK-2700.
(85)	Ulrik Nyborg Knudsen makes investment decisions for Knudsen Service ApS. The address of Knudsen Service ApS is Boegelundsvej 36 Randers SV Denmark DK-8940.
(86)	Andrej Krume makes investment decisions for KRUME HOLDING ApS. The address of KRUME HOLDING ApS is Bregneroedvej 153B Birkeroed Denmark DK-3460.
(87)	Kim Takata Mücke makes investment decisions for KTM ApS. The address of KTM ApS is Oesterbrogade 110, 3. Copenhagen Denmark DK-2100.
(88)	The address of Kurt Frisk Rasmussen is Svaneparken 48 Galten Denmark DK-8464.
(89)	Anders Lambrecht Jensen makes investment decisions for LAMBRECHT BOLIG PARTNER ApS. The address of LAMBRECHT BOLIG PARTNER ApS is Rosenvaenget 5 Vordingborg Denmark DK-4760.
(90)	The address of Lars Christensen is Bispevaenget 2 Eskildstrup Denmark DK-4863.
(91)	Lasse Holmgaard Pedersen makes investment decisions for Lasse-P ApS. The address of Lasse-P ApS is Ringmarken 14 Haarlev Denmark DK-4652.
(92)	Henrik Laursen makes investment decisions for LAUR DALMOSE HOLDING ApS. The address of LAUR DALMOSE HOLDING ApS is Udsigten 15, Pedersborg Soroe Denmark DK-4180.
(93)	The address of Lise Theil is Ladhavevej 9 Roedby Denmark DK-4970.
(94)	Heinz Kvottrup Lorentzen makes investment decisions for LORENTZEN ApS. The address of LORENTZEN ApS is Vestergade 72, Purhus Faarup Denmark DK-8990.
(95)	Leo Peder Nielsen makes investment decisions for LAESSOE HOLDING, OEDSTED ApS. The address of LAESSOE HOLDING, OEDSTED ApS is Birke Alle 24, Oedsted Vejle Denmark DK-7100.
(96)	The address of Mads Johansen Drost is Herslevvej 39 Rudkoebing Denmark DK-5900.
(97)	The address of Mads Lyder Soegaard Andersen is Tingmosen 5 Vaerloese Denmark DK-3500.
(98)	The address of Malene Frausing Weis is Perlestensvej 6 Tune Denmark DK-4030.
(99)	The address of Marc Ropen is Thors Vaenge 8 A Ishoej Denmark DK-2635.
(100)	The address of Maria Vesterholm is Villa Gallinavej 8 Haslev Denmark DK-4690.
(101)	The address of Martin Larsen is Bramslykkevej 3, 1.tv Valby Denmark DK-2500.
(102)	The address of Martin Sass Thage-Joergensen is Bel Colles Alle 8a Rungsted Kyst Denmark DK-2960.
(103)	The address of Michael Brokholm Henriksen is Kattingevej 4 Roskilde Denmark DK-4000.
(104)	Sonja Misfeldt Hansen makes investment decisions for Misfeldt Holding ApS. The address of Misfeldt Holding ApS is Bistrup Park 29 Birkeroed Denmark DK-3460.
(105)	The address of Mogens Juul Sass-Petersen is Pomosavej 16 Odense N Denmark DK-5270.
(106)	Mads Ulrich Volstrup makes investment decisions for MSVD HOLDING ApS. The address of MSVD HOLDING ApS is Gl. Vindingevej 638 Nyborg Denmark DK-5800.
(107)	Brian Solvig Stenberg makes investment decisions for NOV Invest ApS. The address of NOV Invest ApS is Rundforbiparken 4B st. tv. Naerum Denmark DK-2850.
(108)	William Steen Jensen makes investment decisions for OFF HOURS ApS. The address of OFF HOURS ApS is Allegade 13 Frederiksberg Denmark DK-2000.
(109)	Ole Lund makes investment decisions for Ole Lund 56 ApS. The address of Ole Lund 56 ApS is Messingvaenget 5 Haarlev Denmark DK-4652.
(110)	The address of Orla Mathiasen is Vestvej 72 Vodskov Denmark DK-9310.
(111)	Lasse Hardenberg makes investment decisions for P. L. Holding ApS. The address of P. L. Holding ApS is Kvinderupvej 2 Slangerup Denmark DK-3550.

24

(112)	The address of Per Markussen is Stjerneborg Allé 8 Dyssegaard Denmark DK-2870.
(113)	The address of Peter Hassing is Esrum Hovedgade 8 Graested Denmark DK-3230.
(114)	The address of Peter Rimfort is Lyoevej 28, 3. tv. Frederiksberg Denmark DK-2000.
(115)	Anni Soegaard makes investment decisions for PHARMA HOLDING ApS. The address of PHARMA HOLDING ApS is Maaloev Byvej 229 Maaloev Denmark DK-2760.
(116)	Claus Kinnerup Urban Pihl makes investment decisions for PIHL HOLDING ApS. The address of PIHL HOLDING ApS is Thorskilden 13, Benloese Ringsted Denmark DK-4100.
(117)	Soeren Wilhelm Pirchert makes investment decisions for PIRCHERT OPTIK. RIBE. ApS. The address of PIRCHERT OPTIK. RIBE. ApS is Krabbes Alle 22 Ribe Denmark DK-6760.
(118)	Poul Anker Byrnak makes investment decisions for Poul Anker Byrnak. The address of Poul Anker Byrnak is Broby Overdrev 18 Soroe Denmark DK-4180.
(119)	The address of Poul Erik Larsen is Nordvangen 4 Sindal Denmark DK-9870.
(120)	Ronnie Hoejland Boel makes investment decisions for Ramme Holding ApS. The address of Ramme Holding ApS is Belvederekaj 20, 6. tv Copenhagen Denmark DK-2450.
(121)	Morten Rasmussen makes investment decisions for RASCON. ApS. The address of RASCON. ApS is Ragnesminde Allé 30 Broendby Denmark DK-2605.
(122)	Kim Oestergaard makes investment decisions for Ringsted Energi & Montage ApS. The address of Ringsted Energi & Montage ApS is Nyhusvej 7, Oerslev Ringsted Denmark DK-4100.
(123)	Lars Andersen & Claus Steffensen Pedersen makes investment decisions for Ross Energy Holding ApS. The address of Ross Energy Holding ApS is Klosterengen 24 Roskilde Denmark DK-4000.
(124)	The address of Sabine Camilla Jensen is Herslevvej 39 Rudkoebing Denmark DK-5900.
(125)	The address of Sandra Pihl Schmidt is Soendre Landevej 34 Rudkoebing Denmark DK-5900.
(126)	The address of Sara Schmidt is Ormstrupvej 10 Humble Denmark DK-5932.
(127)	Lars Monberg makes investment decisions for SILCOFA ApS. The address of SILCOFA ApS is Stamholmen 193E Hvidovre Denmark DK-2650.
(128)	Soeren Rolf Hansen makes investment decisions for SMJ Rolf Holding ApS. The address of SMJ Rolf Holding ApS is Islandsgade 6 Haslev Denmark DK-4690.
(129)	John Christian Riis makes investment decisions for SOEGAARDEN HOLDING ApS. The address of SOEGAARDEN HOLDING ApS is Orevej 11 Stenloese Denmark DK-3660.
(130)	Sonny Henry Rasmussen makes investment decisions for SONNY RASMUSSEN CONSULTING ApS. The address of SONNY RASMUSSEN CONSULTING ApS is Norgesvej 6B Kongens Lyngby Denmark DK-2800.
(131)	Steen Henrik Hansen makes investment decisions for STEEN HANSEN HOLDING A/S. The address of STEEN HANSEN HOLDING A/S is Galoevej 6 Toelloese Denmark DK-4340.
(132)	The address of Stephanie Pitzner is Valdemarsgade 1A, 4. tv Copenhagen Denmark DK-1665.
(133)	Claus Veirup makes investment decisions for STOCKADE HOLDING ApS. The address of STOCKADE HOLDING ApS is Koellegaardsvej 54 Herlev Denmark DK-2730.
(134)	Peter Skjellerup Schultz-Jensen makes investment decisions for SOEBORG EL ApS. The address of SOEBORG EL ApS is Sydtoftevej 4 Soeborg Denmark DK-2860.
(135)	The address of Soeren Svendsen is Faardalssvinget 4 Silkeborg Denmark DK-8600.
(136)	Tim Hougaard Rasmussen makes investment decisions for T. HOUGAARD HOLDING ApS. The address of T. HOUGAARD HOLDING ApS is Smaalodsvej 31, Benloese Ringsted Denmark DK-4100.
(137)	The address of Tage Barslund Pedersen is Toestrupvej 10 Tarm Denmark DK-6880.
(138)	Torben Hedegaard makes investment decisions for TH VEJLE HOLDING ApS. The address of TH VEJLE HOLDING ApS is Niels Finsensvej 9 Vejle Denmark DK-7100.
(139)	The address of Theis Gottorp Wittendorff is Dyssevaenget 14 Nykoebing F Denmark DK-4800.
(140)	Thomas Thykjaer Andersen makes investment decisions for THYKJAER CONSULT ApS. The address of THYKJAER CONSULT ApS is Tranebaervej 26 Brabrand Denmark DK-8220.
(141)	The address of Tim Hougaard Rasmussen is Smaalodsvej 31, Benloese Ringsted Denmark DK-4100.
(142)	The address of Tinenaja Emma Kierulf Holm is Troldmands Allé 18, 1.b, Karlstrup Solroed Strand Denmark DK-2680.
(143)	Tony Kristensen makes investment decisions for TKClinic ApS. The address of TKClinic ApS is Lundtoftevej 270C Kongens Lyngby Denmark DK-2800.
(144)	The address of Vibecke Moeller is Pedersborgvaenge 53 Soroe Denmark DK-4180.
(145)	The address of Vivian Lindum is James Grieve Vaenget 12 Odense N Denmark DK-5270.
(146)	Kim Bjerg Schacht makes investment decisions for WAKAS INVEST ApS. The address of WAKAS INVEST ApS is Anemonevej 22 Holbaek Denmark DK-4300.
(147)	Johannes Ejnar Pitzner makes investment decisions for JE Pitzner Holding ApS. The address of JE Pitzner Holding ApS is Pilevej 4 Soroe Denmark DK-4180.
(148)	Baard Magnus Kvalheim makes investment decisions for Kvalheim Holding ApS. The address of Kvalheim Holding ApS is Vallensbaek Strandvej 126 Vallensbaek Strand Denmark DK-2665.
(149)	Per Lauridsen makes investment decisions for CSLPL Holding 2019 ApS. The address of CSLPL Holding 2019 ApS is Gyvelvej 24 Solroed Strand Denmark DK-2680.
(150)	The address of Rushi Shah is 186 Regency Drive Bartlett USA IL 60103.
(151)	The address of Charles Schwab & Co CUST FBO Mark N. Katz , is 439 S. Elm Drive Beverly Hills USA CA 90212.
(152)	Henrik Rouf makes investment decisions for Reddington Partners LLC. The address of Reddington Partners LLC is 7950 W. Sunset Blvd Suite 629 Los Angeles USA CA 90046.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere in this prospectus. In addition to historical information, the following discussion contains forward looking statements based upon current expectations that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including, but not limited to, risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.

General

Our executive offices are located at 280 South Beverly Dr., Suite 505, Beverly Hills, CA 90212, telephone (310) 666-0750. Our corporate website address is www.nordicuspartners.com.

Overview

We were founded in 1993 and in 2007 were reincorporated from a Massachusetts corporation to a Delaware corporation. We changed our name from CardioTech International, Inc. to AdvanSource Biomaterials Corporation, effective October 15, 2008. On March 3, 2020, we changed our name to EKIMAS Corporation.

On October 12, 2021, we entered into a Stock Purchase Agreement (the “SPA”) with Reddington Partners LLC, a California limited liability company (“Reddington”) providing for the purchase of a total of 511,448 of our common stock, on a post-split basis, or approximately 90% of our total shares of common stock outstanding for total cash consideration of $400,000. Reddington purchased in two tranches on October 12, 2021 and March 15, 2022.

Pursuant to the SPA, the Company effectuated a 1-for 50 reverse stock split on March 11, 2022 (the “Reverse Split”). Accordingly, on a post-split basis, the shares purchased in connection with the First Closing resulted in Reddington owning 42,273 shares of our common stock. As set forth in the SPA, Reddington then purchased from us on March 15, 2022, an additional 469,175 shares of our common stock, on a post-split basis (the “Second Closing”). After the issuance thereof Reddington owned 511,448 shares of our common stock, or approximately 90% of our total shares of common stock outstanding.

On February 23, 2023, the Company and Nordicus Partners A/S, a Danish stock corporation, consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) by and among the Company, Nordicus, GK Partners ApS (“GK Partners”), Henrik Rouf and Life Science Power House ApS (“LSPH”). GK Partners, Rouf and LSPH are collectively referred to herein as the “Sellers”, and each individually as a “Seller”. Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to one hundred percent (100%) of the issued and outstanding capital stock of Nordicus for an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share. As a result of the Business Combination, Nordicus became a 100% wholly owned subsidiary of the Company.

On February 23, 2023, Tom Glaesner Larsen and Christian Hill Madsen were appointed directors of the Company. Mr. Hill-Madsen will continue as Chairman of the Board of Orocidin A/S, of which the Company recently acquired 95% of the outstanding shares in exchange for shares of the Company as discussed below.

On May 17, 2023, the Company changed its name to Nordicus Partners Corporation and its ticker symbol to NORD.

On June 1, 2023, the Company acquired a 4.99% interest in Mag Mile Capital, Inc., a full-service commercial real estate mortgage banking firm headquartered in Chicago with offices in the states of New York, Massachusetts, Connecticut, Florida, Texas and Nevada. Mag Mile Capital is a national platform comprised of capital markets specialists with extensive experience in real estate bridge financing, mezzanine and permanent debt placement and equity arrangements throughout the full capital stack and across all major real estate asset classes nationwide, including hotels, multifamily, office, retail, industrial, healthcare, self-storage and special purpose properties, offering access to structured debt and equity advisory solutions and placement for real estate investors, developers, and entrepreneurs,

On May 16, 2024, we acquired a 95% interest in Orocidin A/S, a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies, and on November 12, 2024, the Company acquired the remaining 5% of the outstanding shares of Orocidin A/S through the issuance of 200,000 restricted shares of the Company’s common stock to the Orocidin A/S selling shareholders. Orocidin A/S is now a wholly owned subsidiary of the Company.

On June 3, 2024, Mr. Christian Hill-Madsen resigned as a director of the Company and Peter Severin was appointed as his replacement.

Effective November 8, 2024, we amended our certificate of incorporation to implement a 1:10 reverse split of our common stock and adopted the 2024 Plan consisting of up to 7,000,000 shares of our common stock for issuance in connection with awards thereunder.

On November 11, 2024, we announced that we had entered into an agreement with Bio-Convert to acquire 100% of the outstanding shares of Bio-Convert in exchange for 12 million restricted shares of our common stock. Bio-Convert is a Denmark-based clinical-stage biopharmaceutical company focused on revolutionizing the treatment of oral leukoplakia, which is a potentially malignant disorder affecting the oral mucosa. Oral leukoplakia is a white patch or plaque that can develop in the oral cavity and cause oral cancer. Bio-Convert is developing a new pharmaceutical drug product for the treatment of oral leukoplakia and the prevention of oral cancer formation.

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Our Business

We are a financial consulting company, specializing in providing Nordic and U.S. life science companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally.

Our core competencies lie in assisting Danish as well as other Nordic and U.S. life science companies in different areas of corporate finance activities, such as:

●	Business and market development
●	Growth strategy – budgeting included
●	Investment Memorandum
●	Attracting the right people and partners
●	Attracting capital for businesses
●	Company acquisitions and sales

The aforementioned areas of expertise are widely applicable in a lot of industries; however, the companies we service primarily operate in the pharmaceutical, life sciences and healthcare industries.

Our mission going forward, is to assist the right Nordic companies realize their growth strategy, by fine tuning systems and processes, sharpening the commercial focus and providing companies with the best possible guidance and setup suited to successfully establish themselves on the U.S. market.

Through our business operations, we are being presented with numerous business opportunities and ventures. On occasion we view some of those businesses attractive enough to engage with ourselves and thus acquire an ownership stake in the company. Hence, potentially creating an added revenue stream – alongside the fees from our corporate finance services – if the company’s value increases over time.

Besides the value we provide through our direct involvement with the companies, we have a comprehensive network of business partners and associates, which spans across Europe and the U.S.

We also operate as a business incubator, in which we can provide added value by accelerating and smoothing companies’ transition to the U.S. through a number of support resources and services such as office space, lawyers, bookkeepers, marketing specialists, etc. with years of experience navigating through the U.S. marketplace. Hence, providing companies with the optimal conditions needed for their international expansion.

Results of Operations

Fiscal Year Ended March 31, 2024 Compared to the Fiscal Year Ended March 31, 2023

Revenue

We recognized our first revenues of $2,500 for the year ended March 31, 2024. In January 2024, the Company signed its first agreement. The revenue will be recognized over the one-year term of the contract, resulting in $2,500 of revenue for the year ended March 31, 2024 and $7,500 of deferred revenue as of March 31, 2024.

Officer Compensation

During the years ended March 31, 2024 and 2023, we had officer compensation expense of $118,477 and $0, respectively. On April 17, 2023, our Board of Directors approved an employment agreement for our chief executive officer, Henrik Rouf, and a consulting agreement for our chief financial officer, Bennett J. Yankowitz.

Mr. Rouf’s employment agreement provided for a base salary of $72,000 per year, commencing April 1, 2023, and has a term of one year. His salary was increased to $120,000 per year commencing April 1, 2024.

Mr. Yankowitz’s consulting agreement provided for a base salary of $36,000 per year, commencing April 1, 2023, and has a term of one year. His salary was increased to $60,000 per year commencing April 1, 2024.

Stock Based Compensation – Related Party

During the fiscal year ended March 31, 2023, we had stock-based compensation to related parties of $8,141,501, for the fair value of warrants issued. We had no stock-based compensation expense in the current year.

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Professional Fees

For the fiscal year ended March 31, 2024, we had professional fees of $137,280 compared to $102,286 for the fiscal year ended March 31, 2023, an increase of $34,994 or 34.2%. The increase is largely due to an increase in legal fees related to the preparation of the Company’s Registration Statement on Form S-1 filed with the SEC on September 19, 2023.

Consulting Expense

For the fiscal year ended March 31, 2024, we had consulting fees of $0 compared to $39,602 for the fiscal year ended March 31, 2023, a decrease of $39,602. The decrease is due to a decrease of consulting fees for our prior CEO.

General and Administrative Expenses

For the fiscal year ended March 31, 2024, we had general and administrative expenses of $54,331 compared to $196,500 for the fiscal year ended March 31, 2023, a decrease of $142,169 or 72,4%. In the current period our transfer agent fees decreased approximately $14,000 and our advisory fees $39,600. We also had a decrease in stock compensation expense of approximately $142,000.

Other Income

For the fiscal year ended March 31, 2024, we had total other income of $9,386. For the fiscal year ended March 31, 2023, we had interest expense of $382 and other income of $8,055, for total other income of $7,673.

Net Loss

For the fiscal year ended March 31, 2024, we had a net loss of $298,202 compared to $8,472,216 in the prior year. The large decrease in our net loss in the current fiscal year is due to the decrease of non-cash expense we incurred in the prior year as discussed above.

Liquidity, Capital Resources and Going Concern

As of March 31, 2024, we had cash of $49,933, an increase of $42,784 when compared with a balance of $7,149 as of March 31, 2023.

During the fiscal year ended March 31, 2024, we had net cash of $258,928 used in operating activities compared to $368,347 used in operating activities in the prior year.

There was no cash used in or provided by investing activities during the fiscal years ended March 31, 2024 and 2023.

During the fiscal year ended March 31, 2024, net cash of $305,225 was provided by financing activities. We received $306,000 from the exercise of options and paid $775 to a shareholder. During the fiscal year ended March 31, 2023, net cash of $128,886 was provided by financing activities. We received $115,000 from the exercise of warrants and $13,886 from a related party. We received and repaid a $40,000 loan payable.

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the fiscal years ended March 31, 2024 and 2023, we reported a net loss of approximately $298,000 and $8,472,000, respectively. Cash flows of approximately $259,000 and $368,000 were used in operations for the fiscal years ended March 31, 2024 and 2023, respectively. As a result, we expect our funds will not be sufficient to meet our needs for more than twelve months from the date of issuance of these financial statements. Accordingly, management believes there is substantial doubt about our ability to continue as a going concern.

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Off-Balance Sheet Arrangements

As of March 31, 2024, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Refer to Note 2 of our financial statements contained elsewhere in this prospectus for a summary of our critical accounting policies and recently adopted and issued accounting standards.

Results of Operations

Three Months Ended September 30, 2024 Compared to the Three Months Ended September 30, 2023

Operating Expenses

During the three months ended September 30, 2024, we had officer compensation expense of $49,104 compared to $30,593 for the three months ended September 30, 2023, an increase of $18,511 or 61%. On April 17, 2023, our Board of Directors approved an employment agreement for our chief executive officer, Henrik Rouf, and a consulting agreement for our chief financial officer, Bennett J. Yankowitz, increasing our total compensation expense. See Note 5 to our accompanying consolidated financial statements for more information on related party transactions.

For the three months ended September 30, 2024, we had professional fees of $46,428 compared to $56,868 for the three months ended September 30, 2023, a decrease of $10,440 or 18%. The decrease is largely due to decreased legal expenses.

For the three months ended September 30, 2024, we had general and administrative expenses (“G&A”) of $71,154 compared to $9,420 for the three months ended September 30, 2023, an increase of $61,734 or 655%. The increase in G&A expense is attributable to expenses incurred by our two subsidiaries.

Other Income

For the three months ended September 30, 2024, we had no other expense or income compared to total other expense of $1,909 in the prior period.

Net Loss Attributable to Nordicus Partners Corporation

For the three months ended September 30, 2024, we had a net loss of $500,785 compared to $98,790 in the prior period. The large increase in our net loss is due to the non-cash expense we incurred for consulting expense as well as the increased expenses attributed to our subsidiaries.

Six Months Ended September 30, 2024 Compared to the Six Months Ended September 30, 2023

Operating Expenses

During the six months ending September 30, 2024, we had officer compensation expense of $98,546 compared to $57,593 for the six months ended September 30, 2023, an increase of $40,953 or 71%. On April 17, 2023, our Board of Directors approved an employment agreement for our chief executive officer, Henrik Rouf, and a consulting agreement for our chief financial officer, Bennett J. Yankowitz, increasing our total compensation expense. See Note 5 to our accompanying consolidated financial statements for more information on related party transactions.

For the six months ending September 30, 2024, we had professional fees of $72,210 compared to $76,793 for the six months ended September 30, 2023, a decrease of $4,583 or 6%. The decrease is largely due to decreased legal expenses.

For the six months ending September 30, 2024, we issued 30,000 shares of common stock for a consulting expense of $150,000. We had no such expense in the prior period.

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For the six months ending September 30, 2024, we had general and administrative expenses (“G&A”) of $104,099 compared to $14,084 for the six months ended September 30, 2023, an increase of $90,015 or 639%. The increase in G&A expense is attributable to expenses incurred by our two subsidiaries.

Other Income

For the six months ending September 30, 2024, we had no other expense or income compared to total other expense of $9,384 in the prior period.

Net Loss Attributable to Nordicus Partners Corporation

For the six months ending September 30, 2024, we had a net loss of $758,954 compared to $139,086 in the prior period. The large increase in our net loss is due to the non-cash expense we incurred for consulting expense as well as the increased expenses attributed to our subsidiaries.

Liquidity and Capital Resources

During the six months ending September 30, 2024, we used $599,871 in operating activities compared to $100,136 used in operating activities in the prior period.

During the six months ending September 30, 2024, we used $132,198 in investing activities compared to no cash used in or provided by investing activities during the six months ended September 30, 2023.

During the six months ending September 30, 2024, we received $447,330 from financing activities from the exercise of warrants and proceeds from issuance of common stock in capital raise. In the prior period we received $105,000 from financing activities from the exercise of warrants and $1,924 from a related party.

Critical Accounting Policies

Refer to Note 2 of our financial statements contained elsewhere in this Form 10-Q for a summary of our critical accounting policies and recently adopted and issued accounting standards.

Off-Balance Sheet Arrangements

As of September 30, 2024, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

We are a financial consulting company, specializing in providing Nordic and U.S. life science companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally.

Our core competencies lie in assisting Danish as well as other Nordic and U.S. life science companies in different areas of corporate finance activities, such as:

●	Business and market development

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●	Growth strategy – budgeting included
●	Investment Memorandum
●	Attracting capital for business
●	Attracting the right people and partners
●	Company acquisitions and sales

The aforementioned areas of expertise are widely applicable in a lot of industries; however, the companies we service primarily operate in the pharmaceutical, life sciences and healthcare industries.

Our mission going forward, is to assist the right Nordic companies realize their growth strategy, by fine tuning systems and processes, sharpening the commercial focus and providing companies with the best possible guidance and setup suited to successfully establish themselves on the U.S. market.

Through our business operations, we are being presented with numerous business opportunities and ventures. On occasion we view some of those businesses attractive enough to engage with ourselves and thus acquire an ownership stake in the company. Hence, potentially creating an added revenue stream – alongside the fees from our corporate finance services – if the company’s value increases over time.

Besides the value we provide through our direct involvement with the companies, we have a comprehensive network of business partners and associates, which spans across Europe and the U.S.

We also operate as a business incubator, in which we can provide added value by accelerating and smoothing companies’ transition to the U.S. through a number of support resources and services such as office space, lawyers, bookkeepers, marketing specialists, etc. with years of experience navigating through the U.S. marketplace. Hence, providing companies with the optimal conditions needed for their international expansion.

Facilities

Our headquarters are located in Beverly Hill, California, where we currently utilize shared office and shop space with a monthly lease term. We believe this space is sufficient to meet our needs for the foreseeable future and that any additional space we may require in Beverly Hills will be available on commercially reasonable terms.

Employees

We intend to employ outside contractors when needed, as it pertains to legal advice, market analysts, funding specialists, marketing specialists, corporate valuations and investor relations.

Legal Proceedings

We are not party to any material legal proceedings. From time to time, we may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT

The following persons served as our directors and executive officers for the fiscal years ended March 31, 2024 and 2023. Each director holds office until the next annual meeting of the stockholders or until his successor has been duly elected and qualified. Each executive officer serves at the discretion of the Board of Directors of the Company.

Name	Age	Position
Henrik Rouf	57	Chief Executive Officer
Tom Glaesner Larsen (1)	54	Director
Christian Hill-Madsen (2)	58	Director
Bennett J. Yankowitz	69	Director and Chief Financial Officer
Henrik Keller	69	Director
Peter Severin (3)	60	Director

(1)	Resigned from the Company’s board of directors on June 9, 2023; the remaining board members appointed Henrik Keller as his replacement.
(2)	Resigned from the Board on June 3, 2024.
(3)	Appointed to the Board on June 3, 2024.

There are no family relationships between our director and executive officer.

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Background of Executive Officers and Directors

Henrik Rouf—Chief Executive Officer. Mr. Rouf has 30 years of experience in the global finance markets, working as an international financier, merchant banker and fund manager, respectively. Mr. Rouf advises and finances companies in many industries, including (though not limited to) software, semiconductors, blockchain, healthcare, medical devices, biotechnology, restaurant chains, apparel, cannabis, clean tech and advertising. By being located and working in the United States for more than 30 years, Mr. Rouf has a vast network and extensive ties to especially the US, but also to Europe and Asia. Since 2004, he has been the President of PacificWave Partners Inc., a California-based merchant bank.

Tom Glaesner Larsen— Former Member of our Board of Directors. Prior to joining Nordicus Partners Corporation, Mr. Larsen has for over +30 years worked as an accountant and management consultant, serving in various executive positions as CIO, CFO and/or CEO, at management consulting firms and at renewable energy companies, domestically and internationally. Since 2020, Mr. Larsen has been the CEO of Nordicus Partners A/S, a Denmark-based financial consultancy company. Since 2017, Mr. Larsen also serves as the CEO of the management consultancy firm, GK Partners ApS, the accounting firm, Firm Management ApS, and the finance consultancy firm, Glaesner Holding ApS.

Christian Hill-Madsen—Former Chairman of our Board of Directors. Mr. Hill-Madsen joined the Nordicus Partners Corporation Board in January 2023.Since _October 2023___, he has served as President of Orocidin A/S. He has over 25 years of experience working as a headhunter dedicated to the Life Science Industry in the Nordics, mastering the fine art of finding the best candidates for the right job, in all aspects of the healthcare solution program from Headhunting and Recruitment, Salesforce Optimization, Assessment to Organizational Development, etc. He is the CEO of Life Science Power House ApS, a Denmark-based life science advisory and consultancy firm, since 2018. From 2013 to 2018 he was the Founder and CEO of the life science headhunting firm, Hill-Consult.

Mr. Hill-Madsen is one of the few headhunters truly dedicated to the Life Science industry – from the single objective of wanting to be the best at what he does, working with his clients in the full employee life cycle to ensure that his clients always have the right person serving in the right position.

Bennett J. Yankowitz—Chief Financial Officer and Member of our Board of Directors. Mr. Yankowitz has more than 30 years of experience as a corporate attorney with leading law firms, specializing in securities, financial and merger and acquisition transactions, and has a background in financial analysis and real estate investment and development. He is of counsel to the law firm Shumaker Mallory LLP, and was previously of counsel to its predecessor firm Parker Shumaker Mills LLP. He was previously counsel to Kaye Scholer LLP and a partner of Heenan Blaikie and of Stroock & Stroock & Lavan LLP. From 2002 to 2014, he was a director of Proteus Energy Corporation, a California-based private oil and gas production and development company and was its Chief Executive Officer from 2008 to 2014. He is currently chief financial officer and a member of the board of directors of RocketFuel Blockchain, Inc. Mr. Yankowitz earned his B.A. degree in Mathematics from the University of California, Berkeley (1977), his J.D. degree from the University of Southern California (1980), where he was an editor of the Southern California Law Review, and his LL.M. degree (First Class Honours) from the University of Cambridge (1981), where he was an Evan Lewis-Thomas Scholar at Sidney Sussex College. He is a member of the California and New York bars.

Henrik Keller – Member of our Board of Directors. has more than four decades of experience in the corporate sector, in which he has a proven track record of delivering excellent performances. Mr. Keller possesses a unique set of strategical, managerial and sales capabilities, which has been key in the documented success he has delivered to the companies he has been, and are currently involved with, serving in various positions as Owner, General Manager, Sales Manager, Consultant/Advisor, Board Member. He has been an independent business consultant since 2009. Through his professional career, Mr. Keller has established a network which spans globally.

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Peter Severin – Member of our Board of Directors. is an experienced consultant in the pharmaceutical industry. He is the owner of Severin-Partners A/S, a consulting company based in Copenhagen, Denmark. He was previously head of sales for Novartis and Sales Manager at AstraZeneca Pharmaceuticals and at GlaxoSmithKline.

Our Board has concluded that Mr. Yankowitz is an appropriate person to represent management on our Board of Directors given his position as our Chief Financial Officer, his professional credentials, and his understanding of corporate regulatory matters and merger and acquisition activities.

Code of Conduct and Ethics

We have adopted a Code of Ethics that allows us to ensure that our disclosure controls and procedures remain effective. Our Code also defines the standard of conduct expected by our chief executive officer and director. A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Chief Executive Officer, Nordicus Partners Corporation, 280 S. Beverly Dr., Suite 505, Beverly Hills, California 90212.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of such forms submitted to us, we believe that all persons subject to the requirements of Section 16(a) filed such reports on a timely basis in fiscal year 2024.

Corporate Governance and Guidelines

Our Board of Directors has long believed that good corporate governance is important to ensure that we manage our company for the long-term benefit of stockholders. During the past year, our Board of Directors has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002 and recently revised SEC rules and regulations. We intend to implement internal corporate governance guidelines and practices when we have available resources to implement these guidelines and practices. Such guidelines and practices, when implemented, will be furnished without charge to any person upon written request. Requests should be sent to: Chief Executive Officer, Nordicus Partners Corporation, 280 S. Beverly Dr., Suite 505, Beverly Hills, California 90212.

Committees of the Board of Directors

We currently have no separate audit, compensation, or nominating committees. The entire Board oversees our (i) audits and auditing procedures; (ii) compensation philosophies and objectives, establishment of remuneration levels for our executive officer, and implementation of our incentive programs; and (iii) identification of individuals qualified to become Board members and recommendation to our shareholders of persons to be nominated for election as directors.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.” As of the date of this Report, none of our directors are considered to be independent.

Role of the Board in Risk Oversight/Risk Committee

One of the key functions of the Board will be informed oversight of the Company’s risk management process. The Board does not currently anticipate having a standing risk management committee and administers this oversight function directly. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board will also monitor compliance with legal and regulatory requirements.

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Limitation on Liability and Indemnification of Directors and Officers

The Company’s Certificate of Incorporation limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

● for any transaction from which the director derives an improper personal benefit;

● for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● for any unlawful payment of dividends or redemption of shares; or

● for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Company’s bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe this will be necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning compensation for services rendered to us in all capacities for the fiscal years ended March 31, 2024 and 2023 by our named executive officer and former named executive officer.

Named Executive Officer	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Bennett J. Yankowitz	2024	$36,000	$-	$-	$-	$36,000
Chief Financial Officer (1) (2)	2023	$-	$-	$-	$-	$-

Henrik Rouf	2024	$72,000	$-	$-	$-	$72,000
Chief Executive Officer (2)	2023	$-	$-	$-	$-	$-

(1)	Effective October 12, 2021, Mr. Yankowitz was engaged as our chief executive officer on a consultative basis and received no compensation during the fiscal year ended March 31, 2023. On November 28, 2022, Mr. Yankowitz was granted a warrant to purchase 25,000 shares of our common stock at $10.00 per share.
(2)	In connection with the Business Combination, on February 23, 2023, the Company appointed Henrik Rouf as our Chief Executive Officer, and Bennett J. Yankowitz resigned as our Chief Executive Officer and was appointed as our Chief Financial Officer.

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Employment and Consulting Agreements

On April 17, 2023, our Board of Directors approved an employment agreement for our president and chief executive officer, Henrik Rouf, and a consulting agreement for our chief financial officer, Bennett J. Yankowitz.

Mr. Rouf’s employment agreement commenced April 1, 2023, and as of April 8, 2024, provides for a base salary of $120,000 per year and a term until Apri1 1, 2025.

Mr. Yankowitz’s consulting agreement provides for an annual consulting fee of $60,000 and a term until April 1, 2025.

Outstanding Equity Awards at 2024 Fiscal Year-End

None.

Directors’ Compensation

We did not provide any Board compensation during the fiscal years ended March 31, 2024 and 2023.

Equity Compensation Plan Information

On June 7, 2024, our Board of Directors and stockholders adopted our 2024 Stock Incentive Plan (the “2024 Plan”). The 2024 Plan replaces the 2017 Non-Qualified Equity Incentive Plan that was adopted by the Board of Directors and stockholders on August 16, 2023 (the “2017 Plan”). The purpose of the 2024 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2024 Plan, we are authorized to issue up to 7,000,000 shares of common stock, non-qualified stock options, performance shares, restricted stock and long-term incentive awards. The purpose of the 2024 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2024 Plan, we are authorized to issue up to 7,000,000 shares of common stock, non-qualified stock options, performance shares, restricted stock and long-term incentive awards.

Administration. The 2024 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2024 Plan and of any awards granted there under and to modify awards granted under the 2024 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2024 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2024 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2024 Plan.

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Shares that are subject to issuance upon exercise of an option under the 2024 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2024 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2024 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2024 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2024 Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2024 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

(e) Other Provisions: The option grant and exercise agreements authorized under the 2024 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2024 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2024 Plan or amend the 2024 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2024 Plan in a manner that requires stockholder approval.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth certain information as of December 6, 2024, the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 280 S. Beverly Dr., Suite 505, Beverly Hills, California 90212. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this prospectus, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. The beneficial ownership percentages set forth in the table below are based on approximately 17,188,166 post-split shares of common stock issued and outstanding as of December 6, 2024.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	GK Partners ApS Dyrehavevej 3B DK-2930 Klampenborg, Denmark	3,859,868	(1)	22.46%
Common Stock	Alteral Therapeutics ApS Dyrehavevej 3B DK-2930 Klampenborg, Denmark	5,296,131		30.81%
Common Stock	AC Nordic ApS Dyrehavevej 3B DK-2930 Klampenborg, Denmark	3,143,198		18.29%
Common Stock	Peter Severin Director Blaamunkevangen 1 Munkerup DK-3120 Dronningmoelle, Denmark _______________	50,000	(2)	* %
Common Stock	Henrik Keller Director Bernstoffslund Alle’ 59 DK-2920 Charlottenlund, Denmark	25,000	(3)	* %
Common Stock	Henrik Rouf Chief Executive Officer 7950 West Sunset Boulevard – Suite 629 Los Angeles, CA 90046	296,002	(4)	1.72%
Common Stock	Bennett J. Yankowitz Director and Chief Financial Officer 280 South Beverly Dr., Suite 505 Beverly Hills, CA 90212	150,000	(5)	* %
Common Stock	Christian Hill-Madsen Mesterlodden 3a 2820 Gentofte Denmark	916,329	(6)	5.33%
Common Stock	Current executive officers and directors as a group	521,002		3.03%

(1)	Includes 510,300 shares issuable upon exercise of warrants at a price of $10.00 per share.

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(2)	Consists of options to purchase common shares at $3.25 per share, granted November 15, 2024 and terminating November 15, 2034.

(3)	Consists of options to purchase common shares at $3.25 per share, granted November 15, 2024 and terminating November 15, 2034.

(4)	Consists of (1) 45,362 shares owned directly by Reddington, over which Mr. Rouf possesses sole power to vote and dispose, and 640 shares owned in Mr. Rouf’s name and (2) options to purchase 250,000 common shares at $3.25 per share, granted November 15, 2024 and terminating November 15, 2034.

(5)	Consists of (1) 25,000 common shares issuable upon exercise of warrants at a price of $10.00 per share and (2) options to purchase 125,000 common shares at $3.25 per share, granted November 15, 2024 and terminating November 15, 2034.

(6)	Held through ABCHill Holding ApS, which is wholly owned by Mr. Hill-Madsen.

* Less than 1%

In addition, the following table sets forth the position of Cede & Co. as of December 6, 2024, on a 1:10 post-split basis:

Class	Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Cede & Co. P.O. Box 222 Bowling Green Station New York, NY 10274	487,445	2.84%

Grants of Plan-Based Awards

There were no grants of plan-based awards to our named executive officers during the fiscal years ended March 31, 2023, and March 31, 2024. There were no grants of plan-based awards to our named executive officers during the quarter ended September 30, 2024.

Outstanding Equity Awards

There were no outstanding equity awards held by our named executive officers as of March 31, 2024, or during the quarter ended September 30, 2024.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

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Stock Option and Other Employee Benefit Plans

The purpose of the 2024 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, since the beginning of the Company’s last fiscal year, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members, in a transaction involving an amount in excess of the lesser of $120,000 or in excess of 1% of the average of the Company’s total assets for the last two fiscal years or $9,313. The share information below reflects the 1:10 post-split number of shares of our common stock

On April 11, 2022, effective April 1, 2022, we issued to GK Partners, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share, which expired on December 31, 2023. On December 22, 2023, the expiration date of 570,500 remaining warrant shares was extended to December 31, 2024. During the year ended March 31, 2024, GK Partners exercised a portion of its warrant for a total of 30,600 shares. The exercise price was $10.00 per share for total proceeds of $306,000. During the quarter ended June 30, 2024, GK Partners exercised a portion of its warrant for 6,000 shares. The exercise price was $10.00 per share for total proceeds of $60,000. During the quarter ended September 30, 2024, GK Partners exercised a portion of its warrant for 19,400 1:10 post-split shares. The exercise price was $10.00 per share for total proceeds of $194,000.

On February 23, 2023, pursuant to the Contribution Agreement by and among the Company, Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S), GK Partners, Henrik Rouf and LSPH, were issued 250,000 shares of the common stock.

On June 20, 2023, the Company and GK Partners ApS (the “Seller”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Seller sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc. In exchange, the Company issued 250,000 restricted shares of its common stock to the Seller.

Mr. Bennett Yankowitz, our chief financial officer and director, was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees to the Affiliate of $20,852 and $8,603 for the three months ended September 30, 2024 and 2023, respectively, and $38,634 and $19,527 for the six months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, and March 31, 2024, we had no outstanding payable due to the Affiliate for either period.

Our employment agreement with Henrik Rouf, our chief executive officer, provided for a base salary of $72,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024, the agreement was amended to increase Mr. Rouf’s annual salary to $120,000 and to extend the term to April 1, 2025.

Our consulting agreement with Bennett Yankowitz, our chief financial officer and a member of our board of directors, provided for a base salary of $36,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024 the agreement was amended to increase Mr. Yankowitz’s annual salary to $60,000 and to extend the term to April 1, 2025.

During the six months ended September 30, 2024, a related party forgave their payable of $13,886. The amount has been credited to additional paid in capital.

Effective June 3, 2024, Christian Hill-Madsen resigned from our Board of Directors, and the remaining Board members appointed Peter Severin as his replacement and as Chairman of the Board of Directors. Mr. Hill-Madsen will continue as Chairman of the Board of Orocidin A/S, now a wholly owned subsidiary of the Company.

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On June 3, 2024, our Board of Directors approved a compensation plan under which the Chairman of the Board of Directors will receive compensation of $20,000 per annum, and each other Director will receive compensation of $10,000 per annum, in consideration of their serving on the Corporation’s Board of Directors, payable in equal installments semiannually in arrears, commencing December 31, 2024, without proration for partial terms.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Market under the symbol “NORD”. There is very limited trading of our common stock. On December 6, 2024, the last reported sale price of our common stock was $2.76 per share. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

●	Our ability to obtain additional financing and the terms thereof;

●	Our financial position and results of operations;

●	Any litigation against us;

●	Possible regulatory requirements on our business;

●	The issuance of new debt or equity securities pursuant to a future offering;

●	Changes in interest rates;

●	Competitive developments;

●	Variations and fluctuations in our operating results;

●	Change in financial estimates by securities analysts;

●	The depth and liquidity of the market for our common stock;

●	Investor perceptions of us; and

●	General economic and business conditions.

The following table sets forth the high and low bid quotations for our post-split common stock for each of the last two fiscal years, as reported on the OTC Market. Quotations from the OTC Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Year Ended 2024
	High		Low
	$		$
2nd Quarter		$7.90		$5.00
1st Quarter		$7.90		$6.50

	Year Ended 2023
	High	Low
4th Quarter	$6.00	$4.40
3rd Quarter	$8.00	$6.00
2nd Quarter	$9.50	$6.10
1st Quarter	$13.50	$5.50

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Holders

As of December 6, 2024, there were 267 record holders of our issued and outstanding shares of common stock.

Dividend Policy

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. We have not paid any cash dividends on our common stock. We do not anticipate paying a cash dividend on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of September 30, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by board of directors	0	-	7,000,000	(1)
	0		7,000,000

(1)	This total includes shares to be issued upon exercise of outstanding options under the 2024 Plan that authorizes a total of 7,000,000 shares of our common stock. There were no stock options granted under the 2017 Plan and 825,000 shares granted under the 2024 Plan as of December 6, 2024.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Certificate of Incorporation, as amended, authorizes 50,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock, each with a par value of $.001 per share. As of December 6, 2024, we had 17,188,166 post-split shares of common stock and no shares of preferred stock outstanding.

Issued and Outstanding Capital Stock

The issued and outstanding securities of the Company on the date of this prospectus are as follows:

●	17,188,166 post-split shares of common stock; and

●	Warrants to purchase 585,300 1:10 post-split shares of our common stock at $10.00 per share.

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Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The common stockholders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stockholders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

Our Board of Directors also has the authority to designate the rights and preferences, including but not limited to voting rights, redemption rights, conversion rights and right to payment of dividends, of our preferred stock. Under our Certificate of Incorporation, we have 5,000,000 authorized shares of “blank check” preferred, none of which are outstanding.

Description of Warrants

On April 11, 2022, effective April 1, 2022, we issued to GK Partners, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share which expires on December 31, 2023. In determining the fair value of the warrant, we used the Black-Scholes pricing model having the following assumptions: (i) stock option exercise price of $10.00; (ii) fair market value of our common stock of $12.2 as quoted on the OTC Markets on the date of issuance of the Warrant; (iii) expected term of option of 1.75 years; (iv) expected volatility of 699.79%; (v) expected dividend rate of 0.0%; and (vi) risk-free interest rate of approximately 2.44%. As a result, we recorded stock-based compensation of approximately $7,316,971 for the year ended March 31, 2023.

On November 28, 2022, we issued to David Volpe a warrant to purchase 50,000 shares of our common stock, and we issued to Bennett J. Yankowitz a warrant to purchase 25,000 shares of our common stock. The warrants have an exercise price of $10.00 per share and expire on December 31, 2027. Mr. Volpe’s warrants were issued as compensation for consulting services provided to the Company. Mr. Yankowitz’s warrants were issued as compensation for his acting as our sole Director and our Chief Executive Officer.

Anti-Takeover Provisions

Certain provisions of Delaware law, our amended certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Board of Directors Vacancies

Our certificate of incorporation and bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire Board of Directors. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our Board of Directors and will promote continuity of management.

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Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairperson of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Chancery Court of the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Our bylaws also provide that the federal district court in the State of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

Our transfer agent is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware General Corporation Law (“DGCL”) Section 145 provides us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under DGCL section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

On October 12, 2021, we entered into an indemnification agreement with Bennett Yankowitz, who at the time was our Chief Financial Officer and sole director. On November 25, 2024 we entered into an indemnification agreements with Henrik Rouf, our chief executive officer, and Peter Severin and Henrik Keller, members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

We have a limited public market for our common stock and a limited number of shares in the public float. Sales of substantial amounts of our common stock in the public market resulting from this offering could adversely affect the prevailing market price and our ability to raise capital in the future.

As of the date of this prospectus, we have 17,188,166 post-split shares of common stock issued and outstanding. Upon the completion of this offering, we will have outstanding an aggregate of up to an additional 16,190,911 shares of common stock that includes the shares of the Selling Stockholders. All 16,190,911 shares included in this offering will be freely tradable without restriction or further registration under the Securities Act. Of the 17,188,166 post-split shares of our common stock outstanding prior to the completion of this offering and held by existing stockholders, approximately 942,598 shares are currently free trading and the remaining are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for exemption under Rule 144 or 701 promulgated under the Securities Act, which rules are summarized below, or another exemption.

Rule 144

In general, under Rule 144, as currently in effect, a person who owns shares that were acquired from us or one of our affiliates at least six months prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	One percent of the number of shares of common stock then outstanding, which will equal approximately 171,882 shares immediately after this offering; or

44

●	The average weekly trading volume of the common stock on a national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

●	In addition to these volume limitations, sales of unregistered shares of our common stock in reliance on Rule 144 may only be made by affiliates if such sales:

●	are preceded by a notice filing on Form 144;

●	are limited to broker’s transactions, as such term is defined under Section 4(a)(4) of the Securities Act; and

●	only occur at a time when current public information about us is available, which generally would require that we are not delinquent with any of our reports required pursuant to Sections 13 or 15(d) of the Exchange Act. Rule 144 also provides that our affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, with the exception of the holding period requirement.

Under Rule 144, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144. If the non-affiliate has held the shares for at least one year, then the shares may be sold without regard to the public information provisions of Rule 144. Therefore, unless otherwise restricted, shares held by non-affiliates may be sold immediately upon the expiration of the lock-up agreements.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who acquire shares from us in connection with a compensatory stock or option plan or other written agreement will be eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144 but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Penny Stock Rules

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may in the future be subject to such penny stock rules in which care our stockholders would, in all likelihood, as a result of the penny stock rules, find it difficult to sell their securities.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders may offer and sell the common stock registered pursuant to this prospectus at a fixed price of $2.76.

45

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8% of the gross proceeds from the sale of such securities.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, the securities may not be sold unless they have been registered or qualified for sale under the applicable state securities laws, or an exemption from registration or qualification requirements is available and is complied with, or registration or qualification is otherwise not required.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling stockholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security re-sales.

LEGAL MATTERS

CM Law PLLC, 1701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements of the Company as of and for the year ended March 31, 2024, included in this prospectus have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm as set forth in their report, and are included in reliance upon such reports given on the authority of each such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www.nordicuspartners.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

46

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Nordicus Partners Corporation March 31, 2024 and 2023 Audited Financial Statements

Nordicus Partners Corporation September 30, 2024 and 2023 Unaudited Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Nordicus Partners Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nordicus Partners Corporation (“the Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit, net losses, and incurred minimal revenue. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Reverse Stock Split

As discussed in Note 10 to the financial statements, the Company executed a reverse stock split at a ratio of 1 new share for every 10 shares previously held on November 8, 2024. The financial statements and related disclosures have been retroactively adjusted to reflect this reverse stock split. Our opinion is not modified with respect to this matter.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2023.

Spokane, Washington

July 2, 2024 except for reverse split discussed at Note 10, as to which the date is December 9, 2024

F-2

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2024	March 31, 2023
ASSETS
Current assets:
Cash	$49,933	$7,149
Receivable	—	44,481
Prepaids and other current assets	—	770
Total current assets	49,933	52,400
Website	7,640	2,625
Investment in Mag Mile Capital, Inc.	1,750,000	—
Total Assets	$1,807,573	$55,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,019	$1,354
Accounts payable – related party	—	12,127
Deferred revenue	7,500	—
Related party payable	13,886	13,886
Total current liabilities	26,405	27,367
Total Liabilities	26,405	27,367

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 50,000,000 shares authorized; 1,110,226 and 829,626 shares issued; respectively	1,110	830
Treasury stock, 154 shares at cost	(30,328)	(30,328)
Additional paid-in capital	45,696,761	42,254,154
Accumulated other comprehensive income	(2,848)	665
Accumulated deficit	(43,883,527)	(42,197,663)
Total stockholders’ equity	1,781,168	27,658
Total liabilities and stockholders’ equity	$1,807,573	$55,025

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2024	2023
Revenue	$2,500	$—

Operating expenses:
Officer compensation	118,477	—
Stock based compensation– related party	—	8,141,501
Professional fees	137,280	102,286
Consulting expense	—	39,602
General and administrative	54,331	196,500
Total operating expenses	310,088	8,479,889

Loss from operations	(307,588)	(8,479,889)

Other income:
Interest expense	—	(382)
Other income	9,386	8,055
Total other income	9,386	7,673

Loss from operations before provision for income taxes	(298,202)	(8,472,216)
Provision for income taxes	—	—
Net loss	(298,202)	(8,472,216)

Other comprehensive income:
Foreign currency translation adjustment	(3,513)	665
Comprehensive Loss	$(301,715)	$(8,471,551)

Net loss per common share – basic and diluted	$(0.29)	$(14.27)

Weighted average shared – basic and diluted	1,035,475	593,886

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

			Additional			Other	Total
	Common Stock		Paid-in	Accumulated	Treasury	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Stock	Income	Equity
Balance at March 31, 2022	568,126	$568	$33,949,718	$(33,725,447)	$(30,328)	$—	$194,511

Stock-based compensation - fair value of warrants– related party	—	—	8,141,501	—	—	—	8,141,501
Shares issued for acquisition	250,000	250	47,947	—	—	—	48,197
Exercise of warrants	11,500	12	114,988		—	—	115,000
Net loss	—	—	—	(8,472,216)	—	665	(8,471,551)
Balance at March 31, 2023	829,626	830	42,254,154	(42,197,663)	(30,328)	665	27,658
Shares issued for stock investment	250,000	250	1,749,750	—	—	—	1,750,000
Exercise of warrants	30,600	30	305,970	—	—	—	306,000
Deemed dividend for warrant extension	—	—	1,387,662	(1,387,662)	—	—	—
Cash distribution	—	—	(775)	—	—	—	(775)
Net loss	—	—	—	(298,202)	—	(3,513)	(301,715)
Balance at March 31, 2024	1,110,226	$1,110	$45,696,761	$(43,883,527)	$(30,328)	$(2,848)	$1,781,168

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(298,202)	$(8,472,216)
Adjustments to reconcile net loss to net cash flows used in operating activities
Stock-based compensation – related party	—	8,141,501
Changes in assets and liabilities:
Prepaid expenses and other assets	(4,245)	3,500
Receivables	44,481	—
Deferred revenue	7,500	—
Accounts payable – related party	(12,127)	—
Accounts payable and accrued expenses	3,665	(41,132)
Net cash used in operating activities	(258,928)	(368,347)

Cash flows from financing activities:
Cash distribution to shareholder	(775)	—
Proceeds from note payable	—	40,000
Repayment of note payable	—	(40,000)
Cash advance - related party	—	13,886
Proceeds from exercise of warrants	306,000	115,000
Net cash provided (used) by financing activities	305,225	128,886

Net change in cash	46,297	(239,461)
Effect of exchange rate on cash	(3,513)	665
Cash at beginning of period	7,149	245,945
Cash at end of period	$49,933	$7,149

Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—
Interest paid	$—	$—

Supplemental disclosure of non-cash activity:
Deemed dividend	$1,387,662	$—
Common stock issued for shares of Mag Mile Capital, Inc.	$1,750,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NORDICUS PARTNERS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nordicus Partners Corporation (the “Company” or “Nordicus”) was founded in 1993 as a subsidiary of PolyMedica Corporation. On January 31, 2020, we completed the sale of substantially all of our assets (the “Asset Sale”) for a total purchase price of $7,250,000 pursuant to an Asset Purchase Agreement entered into between us and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“MCPP”). Prior to the Closing Date, we developed and manufactured advanced polymer materials which provided critical characteristics in the design and development of medical devices. Our biomaterials were marketed and sold to medical device manufacturers who used our advanced polymers in devices designed for treating a broad range of anatomical sites and disease states.

As a result of the Asset Sale, we ceased operating as a developer, manufacturer, marketer and seller of advanced polymers. Subsequent to the Closing Date, we became engaged in efforts to identify either an (i) operating company to acquire or merge with through an equity-based exchange transaction or (ii) investor interested in purchasing a majority interest in our common stock, whereby either transaction would likely result in a change in control.

On March 3, 2020, we filed a Certificate of Amendment to the Company’s Certificate of Incorporation, which amendment was unanimously approved by our Board of Directors, to change our name AdvanSource Biomaterials Corporation to EKIMAS Corporation.

On October 12, 2021, we entered into a Stock Purchase Agreement (the “SPA”) with Reddington Partners LLC, a California limited liability company (“Reddington”) providing for the purchase of a total of 511,448 of our common stock, on a post-split basis, or approximately 90% of our total shares of common stock outstanding for total cash consideration of $400,000. Reddington purchased in two tranches on October 12, 2021 and March 15, 2022.

Pursuant to the SPA, the Company effectuated a 1-for 50 reverse stock split on March 11, 2022 (the “Reverse Split”). Accordingly, on a post-split basis, the shares purchased in connection with the First Closing resulted in Reddington owning 42,273 shares of our common stock. As set forth in the SPA, Reddington then purchased from us on March 15, 2022, an additional 469,175 shares of our common stock, on a post-split basis (the “Second Closing”). After the issuance thereof Reddington owned 511,448 shares of our common stock, or approximately 90% of our total shares of common stock outstanding.

On February 23, 2023, the Company and Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S), a Danish stock corporation, consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) by and among the Company, Nordicus, GK Partners, Henrik Rouf and Life Science Power House ApS (“LSPH”). (GK Partners, Rouf and LSPH are collectively referred to herein as the “Sellers”, and each individually as a “Seller”). Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to one hundred percent (100%) of the issued and outstanding capital stock of Nordicus for an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this transaction, Nordicus became a 100% wholly owned subsidiary of the Company.

On May 17, 2023, the Company changed its name to Nordicus Partners Corporation and its ticker symbol to NORD.

On June 9, 2023, Tom Glaesner Larsen resigned from the Company’s board of directors, and the remaining board members appointed Henrik Keller as his replacement.

On November 29, 2023, the Company’s subsidiary, Nordicus Partners A/S, changed its name to Managementselskabet af 12.08.2020 A/S.

F-7

On June 1, 2023, the Company acquired a 4.99% interest in Mag Mile Capital, Inc., a full-service commercial real estate mortgage banking firm headquartered in Chicago with offices in the states of New York, Massachusetts, Connecticut, Florida, Texas and Nevada. Mag Mile Capital is a national platform comprised of capital markets specialists with extensive experience in real estate bridge financing, mezzanine and permanent debt placement and equity arrangements throughout the full capital stack and across all major real estate asset classes nationwide, including hotels, multifamily, office, retail, industrial, healthcare, self-storage and special purpose properties, offering access to structured debt and equity advisory solutions and placement for real estate investors, developers, and entrepreneurs.

On May 16, 2024, we acquired a 95% interest in Orocidin A/S, a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s accounting estimates include the collectability of receivables, useful lives of long-lived assets and recoverability of those assets, impairment in fair value of goodwill.

Concentration of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of March 31, 2024 and 2023.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Managementselskabet af 12.08.2020 A/S. All significant intercompany transactions have been eliminated in consolidation.

Translation Adjustment

The accounts of the Company’s subsidiary are maintained in Danish krone. According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capital are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of Stockholders’ equity. Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of Stockholders’ equity, except changes in paid-in capital and distributions to shareholders. Comprehensive income is included in net loss and foreign currency translation adjustments.

F-8

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements on March 31, 2024 and 2023.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of March 31, 2024 and 2023, there were 632,900 and 663,500 potentially dilutive shares of common stock from warrants, respectively. Diluted shares are not presented when the effect of the computations is anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

F-9

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of March 31, 2024, and 2023, no liability for unrecognized tax benefits was required to be reported.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

In January 2024, the Company signed its first agreement for which it will recognize revenue. The revenue will be recognized over the one-year term of the contract, resulting in $2,500 of revenue for the year ended March 31, 2024 and $7,500 of deferred revenue as of March 31, 2024.

Recently Issued Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has minimal revenue and has incurred losses since inception resulting in an accumulated deficit of $43,883,527 as of March 31, 2024. As a result, we expect our funds will not be sufficient to meet our needs for more than twelve months from the date of issuance of these financial statements. Accordingly, there is substantial doubt about the ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company’s recent acquisition, its generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, the private placement of common stock and the exercise of outstanding warrants. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - INVESTMENTS

On June 20, 2023, the Company and GK Partners ApS (the “Seller”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Seller sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc. In exchange, the Company issued 250,000 restricted shares of its common stock to the Seller. The shares were valued at $1,750,000, using $7.00 per share, the closing stock price for the Company’s common stock on the last business day before the agreement. The Company accounts for its investment under the guidance of ASC 321, Investments – Equity Securities, which provides guidance for equity interests that meet the definition of an equity security. Equity interests with readily determinable fair values are carried at fair value with changes in value recorded in earnings. There currently is no active market for the shares of Mag Mile Capital, Inc, therefore, the investment remains at cost until such time there is an established fair value of Mag Mile Capital, Inc’s shares to be used to adjust the value of the Company’s investment in those shares. The Company’s investment in Mag Mile Capital, Inc is subject to changes and fluctuations based on their business activities and their ability to trade in the future.

NOTE 5 - RELATED PARTY TRANSACTIONS

Mr. Tom Glasner Larsen is an affiliate of GK Partners and was a member of our board of directors from February 23, 2023, until his voluntary retirement on June 9, 2023. He was also a beneficial owner of a controlling interest in Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S) until its acquisition by us on February 23, 2023.

F-10

On April 11, 2022, effective April 1, 2022, we issued to GK Partners, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share, which expires on December 31, 2023. On February 14, 2023, GK Partners exercised a portion of its warrant for 11,500 shares. The exercise price was $10.00 per share for total proceeds of $115,000. On June 26, 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. On July 26, 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. On August 24, 2023, GK Partners exercised a portion of its warrant for 3,000 shares. The exercise price was $10.00 per share for total proceeds of $30,000. During September 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. During Q3 GK Partners exercised a portion of its warrant for 7,500 shares. The exercise price was $10.00 per share for total proceeds of $75,000. During Q4 GK Partners exercised a portion of its warrant for 12,600 shares. The exercise price was $10.00 per share for total proceeds of $126,000.

On February 23, 2023, pursuant to the Contribution Agreement by and among the Company, Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S), GK Partners ApS (“GK Partners”), Henrik Rouf and Life Science Power House ApS (“LSPH”), were issued 250,000 shares of the common stock (Note 1).

On June 20, 2023, the Company and GK Partners ApS (the “Seller”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Seller sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc. In exchange, the Company issued 250,000 restricted shares of its common stock to the Seller.

Mr. Bennett Yankowitz, our chief financial officer and director, was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees to the Affiliate of $17,022 and $35,415 for the year ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and 2023, we had a $0 and $6,574, respectively, payable due to the Affiliate.

As of March 31, 2023, the Company had a receivable of $44,481, due from GK Partners. The amount was received in Q1 FY 2024.

On April 17, 2023, our Board of Directors approved an employment agreement for our chief executive officer, Henrik Rouf, and a consulting agreement for our chief financial officer, Bennett J. Yankowitz.

Our employment agreement with Henrik Rouf, our chief executive officer, provided for a base salary of $72,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024 the agreement was amended to increase Mr. Rouf’s annual salary to $120,000 and to extend the term to April 1, 2025.

Our consulting agreement with Bennett Yankowitz, our chief financial officer and a member of our board of directors, provided for a base salary of $36,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024 the agreement was amended to increase Mr. Yankowitz’s annual salary to $60,000 and to extend the term to April 1, 2025.

NOTE 6 - PREFERRED STOCK

Preferred Stock

We have authorized 5,000,000 shares, $0.001 par value, Preferred Stock (the Preferred Stock”) of which 500,000 shares have been issued and redeemed, therefore are not considered outstanding. In addition, 500,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock (the “Junior Preferred Stock”) with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified in the Certificate of Designation of the Junior Preferred Stock filed with the Delaware Department of State on January 28, 2008. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by us that is convertible into Junior Preferred Stock. As of March 31, 2024 and 2023, there are no shares or Preferred Stock issued or outstanding.

F-11

NOTE 7 - COMMON STOCK TRANSACTIONS

During the year ended March 31, 2024, GK Partners exercised a portion of its warrant for 30,600 shares. The exercise price was $10.00 per share for total proceeds of $306,000.

On June 20, 2023, the Company and GK Partners ApS entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Seller sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc, Inc. In exchange, the Company issued 250,000 restricted shares of its common stock to GK Partners. The shares were valued at $1,750,000, using $7.00 per share, the closing stock price on the last business day before the closing of the transaction under the Agreement.

NOTE 8 - WARRANTS

On April 11, 2022, effective April 1, 2022, we issued to GK Partners ApS, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share which expired on December 31, 2023. In determining the fair value of the warrant, we used the Black-Scholes pricing model having the following assumptions: (i) exercise price of $10.00; (ii) fair market value of our common stock of $12.2 as quoted on the OTC Markets on the date of issuance of the Warrant; (iii) expected term of option of 1.75 years; (iv) expected volatility of 699.79%; (v) expected dividend rate of 0.0%; and (vi) risk-free interest rate of approximately 2.44%. As a result, we recorded stock-based compensation of approximately $7,316,971 for the year ended March 31, 2023. On December 22, 2023, the expiration date of the 570,500 remaining warrants was extended to December 31, 2024. The Company revalued the 570,500 remaining warrants for the change in the expiration date resulting in the recognition of a deemed dividend of $1,387,662.

On November 28, 2022, we issued 1) to David Volpe a warrant to purchase 50,000 shares of the Company’s Common Stock and 2) to Bennett J. Yankowitz a warrant to purchase 25,000 shares of the Company’s Common Stock. The warrants have an exercise price of $10.00 per share and expire on December 31, 2027. Mr. Volpe’s warrants were issued as compensation for consulting services provided to the Company. Mr. Yankowitz’s warrants were issued as compensation for his acting as the sole director and the chief executive officer of the Company. In determining the fair value of the warrants, we used the Black-Scholes pricing model having the following assumptions: (i) stock option exercise price of $10.00; (ii) fair market value of our common stock of $11.2 as quoted on the OTC Markets on the date of issuance of the Warrant; (iii) term of option of 5 years; (iv) expected volatility of approximately 206%; (v) expected dividend rate of 0.0%; and (vi) risk-free interest rate of approximately 3.88%. As a result, we recorded total stock-based compensation of approximately $825,000 for the year ended March 31, 2023.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term	Intrinsic Value
Outstanding, March 31, 2023	663,500	$10.00	1.21	$—
Issued	—	$—	—
Expired	—	$—	—
Exercised	(30,600)	$—	—
Outstanding, March 31, 2024	632,900	$10.00	1.35	$—

NOTE 9 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

F-12

Reconciliation between our effective tax rate and the United States statutory rate is as follows:

Significant components of our deferred tax assets and deferred tax liabilities consist of the following:

	March 31, 2024	March 31, 2023
Deferred Tax Assets:
Net operating loss carryforwards	$2,375,300	$2,313,000
Valuation allowance	(2,375,300)	(2,313,000)
Net deferred tax assets	$—	$—

At March 31, 2024, the Company had net operating loss carry forwards of approximately $35,359,000 that may be offset against future taxable income. NOLs from tax years up to 2017 can be carried forward twenty years. Under the CARES Act, the Company can carry forward NOLs indefinitely for NOLs generated in a tax year beginning after 2017, that remain after they are carried back to tax years in the five-year carryback period. No tax benefit has been reported in the March 31, 2024, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2016.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it has the following material subsequent events to disclose in these financial statements.

On April 29, 2024, GK Partners exercised a portion of its warrant for 3,000 shares. The exercise price was $10.00 per share for total proceeds of $30,000.

On May 13, 2024, the Company and certain shareholders (the “Sellers”) of Orocidin A/S, a Danish stock corporation (“Orocidin”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Sellers sold to the Company 525,597 shares of the capital stock of Orocidin (the “Orocidin Shares”), representing 95.0% of Orocidin’s outstanding shares of capital stock. In exchange, the Company issued 3,800,000 restricted shares of its common stock (the “Company Shares”) to the Sellers. The transaction was consummated on May 13, 2024.

On May 30, 2024, GK Partners exercised a portion of its warrant for 3,000 shares. The exercise price was $10.00 per share for total proceeds of $30,000.

Effective June 3, 2024, Christian Hill-Madsen resigned from the Board of Directors of the Company, and the remaining Board members appointed Peter Severin as his replacement and as Chairman of the Board of Directors. Mr. Hill-Madsen will continue as Chairman of the Board of Orocidin A/S, of which the Company recently acquired 95% of the outstanding shares in exchange for shares of the Company.

On June 3, 2024, the Company’s Board of Directors approved a compensation plan under which the Chairman of the Board of Directors will receive compensation of $20,000 per annum, and each other Director will receive compensation of $10,000 per annum, in consideration of their serving on the Corporation’s Board of Directors, payable in equal installments semiannually in arrears, commencing December 31, 2024, without proration for partial terms.

On June 7, 2024, the Company’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock approved the Company’s 2024 Stock Incentive Plan providing for the issuance of up to 7,000,000 shares of Common Stock for issuance in connection with stock option awards thereunder.

On November 8, 2024, the Company effectuated a 1:10 reverse stock split of its issued and outstanding common stock, rounding up to account for any fractional shares (the “Reverse Stock Split”). The Reverse Stock Split had no effect on the Company’s authorized shares of common stock or preferred stock and the par value will remain unchanged at $0.001, respectively. All common stock share, warrant and per share amounts (except our authorized but unissued shares) have been retroactively adjusted in these consolidated financial statements and related disclosures.
F-13

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures.

Our management, with the participation of our chief executive officer, evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2024. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions to be made regarding required disclosure. It should be noted that any system of controls and procedures, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met and that management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on this evaluation, our chief executive officer concluded that our disclosure controls and procedures as of March 31, 2024, were not effective at the reasonable assurance level due to limited resources in the finance and accounting functions. If successful in effecting a transaction with an operating company, we intend to take appropriate and reasonable steps to make improvements to remediate these deficiencies.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934). A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the interim or annual financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, with the participation of our Chief Executive Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2024, based on the framework in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control (2013). Based on this assessment, our management concluded that, as of March 31, 2024, our internal controls over financial reporting were not effective at the reasonable assurance level due to limited resources in the finance and accounting functions. If successful in effecting a transaction with an operating company, we intend to take appropriate and reasonable steps to make improvements to remediate these deficiencies.

This annual report on Form 10-K does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Securities and Exchange Commission rules that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal controls over financial reporting that occurred during the quarter ended March 31, 2024, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

F-14

UNAUDITED INTERIM FINANCIAL STATEMENTS

NORDICUS PARTNERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	March 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash	$46,131	$49,933
Prepaid expenses and other current assets	72,338	—
Total current assets	118,469	49,933
Website	10,014	7,640
Intangible assets	223,316	—
Other assets	41,424	—
Goodwill	18,641,985	—
Investment in Mag Mile Capital, Inc.	1,750,000	1,750,000
Total Assets	$20,785,208	$1,807,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$145,368	$5,019
Deferred revenue	7,500	7,500
Related party payable	—	13,886
Total current liabilities	152,868	26,405
Total Liabilities	152,868	26,405

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.001 par value; 50,000,000 shares authorized; 4,965,626 and 1,110,226 shares issued and outstanding at September 30, 2024 and March 31, 2024, respectively	4,966	1,110
Treasury stock; 154 shares at cost	(30,328)	(30,328)
Additional paid-in capital	64,333,434	45,696,761
Accumulated other comprehensive loss	13,693	(2,848)
Accumulated deficit	(44,642,481)	(43,883,527)
Total equity attributed to the parent	19,679,284	1,781,168
Non-controlling interest	953,056	—
Total stockholders’ equity	20,632,340	1,781,168
Total Liabilities and Stockholders’ Equity	$20,785,208	$1,807,573

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

NORDICUS PARTNERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$2,500	$—	$2,500	$—

Operating expenses:
Officer compensation	49,104	30,593	98,546	57,593
Professional fees	46,428	56,868	72,210	76,793
Consulting expense	—	—	150,000	—
General and administrative	71,154	9,420	104,099	14,084
Research and development	343,209	—	343,209	—
Total operating expenses	509,895	96,881	768,064	148,470

Loss from operations	(507,395)	(96,881)	(765,564)	(148,470)

Other (expense) income:
Interest expense	(1)	—	(1)	—
Other (expense) income	—	(1,909)	—	9,384
Total other (expense) income	(1)	(1,909)	(1)	9,384

Loss from operations before provision for income taxes	(507,396)	(98,790)	(765,565)	(139,086)
Provision for income tax	—	—	—	—
Net loss	(507,396)	(98,790)	(765,565)	(139,086)
Net loss attributable to noncontrolling interests	(6,611)	—	(6,611)	—
Net loss attributable to Nordicus Partners Corporation	(500,785)	(98,790)	(758,954)	(139,086)

Other comprehensive income (loss):
Foreign currency translation adjustment	16,771	(3,104)	16,541	(3,165)
Comprehensive loss	$(484,014)	$(101,894)	$(742,413)	$(142,251)

Net loss per shares - basic and diluted attributable to Nordicus Partners Corporation	$(0.10)	$(0.09)	$(0.19)	$(0.14)

Weighted average common shares outstanding - basic and diluted	4,960,079	1,084,665	4,050,313	972,283

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

NORDICUS PARTNERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Common Stock		Preferred Stock, Series A Junior		Preferred Stock, Undesignated		Additional Paid in	Accumulated	Treasury	Other Comprehensive	Total Equity Attributed	Non- Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Loss	to Parent	Interest	Equity
Balance at March 31, 2024	1,110,226	$1,110	—	$—	—	$—	$45,696,761	$(43,883,527)	$(30,328)	$(2,848)	$1,781,168	$—	$1,781,168
Shares issued in business combination	3,800,000	3,800	—	—	—	—	18,046,200	—	—	—	18,050,000	—	18,050,000
Exercise of warrants	6,000	6	—	—	—	—	59,994	—	—	—	60,000	—	60,000
Shares issued for services	30,000	30	—	—	—	—	138,949	—	—	—	138,979	—	138,979
Forgiveness of debt - related party	—	—	—	—	—	—	13,886	—	—	—	13,886	—	13,886
Recognition of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	950,000	950,000
Net loss	—	—	—	—	—	—	—	(258,169)	—	—	(258,169)	—	(258,169)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(230)	(230)	—	(230)
Balance at June 30, 2024	4,946,226	4,946	—	—	—	—	63,955,790	(44,141,696)	(30,328)	(3,078)	19,785,634	950,000	20,735,634
Exercise of warrants	19,400	19	—	—	—	—	193,981	—	—	—	194,000	—	194,000
Orocidin issuance of common stock in capital raise	—	—	—	—	—	—	183,663	—	—	—	183,663	9,667	193,330
Net loss	—	—	—	—	—	—	—	(500,785)	—	—	(500,785)	(6,611)	(507,396)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	16,771	16,771	—	16,771
Balance at September 30, 2024	4,965,626	$4,966	—	$—	—	$—	$64,333,434	$(44,642,481)	$(30,328)	$13,693	$19,679,284	$953,056	$20,632,340

	Common Stock		Preferred Stock, Series A Junior		Preferred Stock, Undesignated		Additional Paid in	Accumulated	Treasury	Common Stock to Be	Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Issued	Income	Equity
Balance at March 31, 2023	829,626	$830	—	$—	—	$—	$42,254,155	(42,197,663)	(30,328)	—	665	$27,658
Shares issued for stock investment	250,000	250	—	—	—	—	1,749,750	—	—	—	—	1,750,000
Exercise of warrants	—	—	—	—	—	—	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—	—	—	(40,296)	—	—	—	(40,296)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(61)	(61)
Balance at June 30, 2023	1,079,626	1,080	—	—	—	—	44,003,905	(42,237,959)	(30,328)	25,000	604	1,762,301
Exercise of warrants	8,000	8	—	—	—	—	79,992	—	—	—	—	80,000
Net loss	—	—	—	—	—	—	—	(98,790)	—	—	—	(98,790)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(3,104)	(3,104)
Balance at September 30, 2023	1,087,626	$1,088	—	$—	—	$—	$44,083,897	$(42,336,749)	$(30,328)	$25,000	$(2,500)	$1,740,407

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

NORDICUS PARTNERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	September 30
	2024	2023
Cash flows from operating activities:
Net loss	$(765,565)	$(139,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	138,979	—
Derecognition of deferred revenue upon consolidation of Orocidin A/S	(7,500)	—
Changes in assets and liabilities:
Prepaid expenses and other current assets	(42,431)	(1,932)
Receivables	—	44,481
Other assets	(41,424)	—
Accounts payable and accrued expenses	110,570	8,528
Deferred revenue	7,500	—
Related party payable	—	(12,127)
Net cash used in operating activities	(599,871)	(100,136)

Cash flows from investing activities:
Cash paid for website costs	(2,374)	—
Cash acquired in acquisition	134,572	—
Net cash used in investing activities	132,198	—

Cash flows from financing activities:
Advance from related party	—	1,924
Proceeds from Orocidin issuance of common stock in capital raise	193,330	—
Proceeds from exercise of warrants	254,000	105,000
Net cash provided by financing activities	447,330	106,924

Net change in cash	(20,343)	6,788
Effect of exchange rate on cash	16,541	(3,165)
Cash at beginning of period	49,933	7,149
Cash at end of period	$46,131	$10,772

Supplemental disclosures of non-cash information:
Common stock issued for shares of Myson, Inc.	$—	$1,750,000
Common stock issued for the acquisition of Orocidin A/S	$18,050,000	$—
Forgiveness of debt - related party	$13,886	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

NORDICUS PARTNERS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nordicus Partners Corporation (the “Company” or “Nordicus”) was founded in 1993 as a subsidiary of PolyMedica Corporation. On January 31, 2020 (the “Closing Date”), we completed the sale of substantially all of our assets (the “Asset Sale”) for a total purchase price of $7,250,000 pursuant to an Asset Purchase Agreement entered into between us and Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“MCPP”). Prior to the Closing Date, we developed and manufactured advanced polymer materials which provided critical characteristics in the design and development of medical devices. Our biomaterials were marketed and sold to medical device manufacturers who used our advanced polymers in devices designed for treating a broad range of anatomical sites and disease states.

As a result of the Asset Sale, we ceased operating as a developer, manufacturer, marketer and seller of advanced polymers. Subsequent to the Closing Date, we became engaged in efforts to identify either an (i) operating company to acquire or merge with through an equity-based exchange transaction or (ii) investor interested in purchasing a majority interest in our common stock, whereby either transaction would likely result in a change in control.

On March 3, 2020, we filed a Certificate of Amendment to the Company’s Certificate of Incorporation, which amendment was unanimously approved by our Board of Directors, to change our name from AdvanSource Biomaterials Corporation to EKIMAS Corporation.

On October 12, 2021, we entered into a Stock Purchase Agreement (the “SPA”) with Reddington Partners LLC, a California limited liability company (“Reddington”) providing for the purchase of a total of 511,448 of our common stock, on a post-split basis, or approximately 90% of our total shares of common stock outstanding for total cash consideration of $400,000. Reddington purchased in two tranches on October 12, 2021 and March 15, 2022.

Pursuant to the SPA, the Company effectuated a 1-for 50 reverse stock split on March 11, 2022 (the “Reverse Split”). Accordingly, on a post-split basis, the shares purchased in connection with the First Closing resulted in Reddington owning 42,273 shares of our common stock. As set forth in the SPA, Reddington then purchased from us on March 15, 2022, an additional 469,175 shares of our common stock, on a post-split basis (the “Second Closing”). After the issuance thereof Reddington owned 511,448 shares of our common stock, or approximately 90% of our total shares of common stock outstanding.

On February 23, 2023, the Company and Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S), a Danish stock corporation, consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) by and among the Company, Nordicus, GK Partners ApS (“GK Partners”), Henrik Rouf and Life Science Power House ApS (“LSPH”). (GK Partners, Rouf and LSPH are collectively referred to herein as the “Sellers”, and each individually as a “Seller”). Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to one hundred percent (100%) of the issued and outstanding capital stock of Nordicus for an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this transaction, Nordicus became a 100% wholly owned subsidiary of the Company.

On February 23, 2023, Tom Glaesner Larsen and Christian Hill Madsen were appointed directors of the Company. Mr. Hill-Madsen will continue as Chairman of the Board of Orocidin A/S, of which the Company recently acquired 95% of the outstanding shares in exchange for shares of the Company.

F-19

On May 17, 2023, the Company changed its name to Nordicus Partners Corporation and its ticker symbol to NORD.

On June 1, 2023, the Company acquired a 4.99% interest in Mag Mile Capital, Inc., a full-service commercial real estate mortgage banking firm headquartered in Chicago with offices in the states of New York, Massachusetts, Connecticut, Florida, Texas and Nevada. Mag Mile Capital is a national platform comprised of capital markets specialists with extensive experience in real estate bridge financing, mezzanine and permanent debt placement and equity arrangements throughout the full capital stack and across all major real estate asset classes nationwide, including hotels, multifamily, office, retail, industrial, healthcare, self-storage and special purpose properties, offering access to structured debt and equity advisory solutions and placement for real estate investors, developers, and entrepreneurs,

On June 9, 2023, Tom Glaesner Larsen resigned from the Company’s board of directors, and the remaining board members appointed Henrik Keller as his replacement.

On November 29, 2023, the Company’s subsidiary, Nordicus Partners A/S, changed its name to Managementselskabet af 12.08.2020 A/S.

On May 13, 2024, the Company and certain shareholders of Orocidin A/S (the “Orocidin Sellers”), a Danish stock corporation (“Orocidin”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Orocidin Sellers sold to the Company 525,597 shares of the capital stock of Orocidin (the “Orocidin Shares”), representing 95.0% of Orocidin’s outstanding shares of capital stock. In exchange, the Company issued 3,800,000 restricted shares of its common stock (the “Company Shares”) to the Orocidin Sellers. The transaction was consummated on May 13, 2024. Orocidin A/S, is a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies.

On June 3, 2024, Mr. Christian Hill-Madsen resigned as a director of the Company and Peter Severin was appointed as his replacement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the six months ending September 30, 2024, and not necessarily indicative of the results to be expected for the full year ending March 31, 2025. These unaudited financial statements should be read in conjunction with the financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

F-20

Reverse Stock Split

On November 8, 2024, the Company effectuated a 1:10 reverse stock split of its issued and outstanding common stock, rounding up to account for any fractional shares (the “Reverse Stock Split”). The Reverse Stock Split had no effect on the Company’s authorized shares of common stock or preferred stock and the par value will remain unchanged at $0.001, respectively. All common stock share, warrant and per share amounts (except our authorized but unissued shares) have been retroactively adjusted in these consolidated financial statements and related disclosures.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s accounting estimates include the useful lives of long-lived assets and recoverability of those assets, and impairment in fair value of goodwill.

Concentration of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We also maintain cash in foreign bank accounts that are not federally insured. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash and Cash Equivalents

Cash amounts include cash on hand and cash on deposit with banks. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2024 and March 31, 2024.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Managementselskabet af 12.08.2020 A/S and Orocidin A/S. All significant intercompany transactions have been eliminated in consolidation.

Translation Adjustment

The accounts of the Company’s subsidiaries are maintained in Danish krone. According to Accounting Standards Codification (“ASC”) 830 Foreign Currency Matters, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and statement of operations items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive loss in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of Stockholders’ equity. Transaction gains and losses are reflected in the statements of operations.

F-21

Comprehensive Loss

The Company uses the Statement of Financial Accounting Standards (“SFAS”) 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the consolidated statements of stockholders’ equity, except changes in paid-in capital and distributions to shareholders. Comprehensive income is included in net loss and foreign currency translation adjustments.

Research and Development Costs

Research and development expense consists primarily of costs associated with Orocidin’s ongoing research and development efforts. Research and development costs are expensed as incurred. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received.

Stock-based Compensation

The Company accounts for stock-based compensation using the provisions of ASC 718, Stock-Based Compensation, which requires the recognition of the fair value of stock-based compensation. Stock-based compensation is estimated at the grant date based on the fair value of the awards. The Company accounts for forfeitures of grants as they occur. Compensation cost for awards is recognized using the straight-line method over the vesting period. Stock-based compensation is included in general and administrative and research and development expense in the consolidated statements of operations and comprehensive loss. Refer to Note 8 for details on the stock incentive plan established during the three months ended June 30, 2024. Through the six months ended September 30, 2024, the Company has not granted any awards qualifying as stock-based compensation under this plan. During the six months ended September 30, 2024, the Company issued 30,000 shares of common stock to a third party for consulting services unrelated to the stock incentive plan.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-22

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. As of September 30, 2024 and 2023, there were 607,500 and 653,000 potentially dilutive shares of common stock from warrants, respectively. Diluted shares are not presented when the effect of the computations is anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

Goodwill

The Company accounts for business combinations under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite-lived intangibles and goodwill impairment as of its fiscal year end, March 31, each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable.

Indefinite-lived Intangible Assets

The Company accounts for its indefinite-lived intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other. Indefinite-lived intangible assets are not amortized but instead are reviewed for impairment annually, or more frequently if an event occurs or circumstances change which indicate that an asset might be impaired. Pursuant to ASC 350, the Company tests its indefinite-lived intangible assets, which consist of certain assets acquired via the Company’s business combination with Orocidin A/S detailed in Note 9, for impairment by comparing their fair values to their carrying values. An impairment charge is recorded if the estimated fair value of such assets has decreased below their carrying values.

F-23

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

In January 2024, the Company signed an agreement with Orocidin for which it recognized revenue in the fiscal year ended March 31, 2024. Since Orocidin became a subsidiary in the first quarter ended June 30, 2024, no more revenue is to be recognized, but will be eliminated as an intercompany transaction.

Non-controlling Interests

In accordance with ASC 810, Consolidation, the Company assesses whether it has a variable interest in legal entities in which it has a financial relationship and, if so, whether or not those entities are variable interest entities (“VIEs”). For those entities that qualify as VIEs, ASC 810 requires the Company to determine if the Company is the primary beneficiary of the VIE, and if so, to consolidate the VIE.

If an entity is determined to be a VIE, the Company evaluates whether the Company is the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and economics. The Company consolidates a VIE if both power and benefits belong to the Company – that is, the Company (i) has the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) has the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE (benefits). The Company consolidates VIEs whenever it is determined that the Company is the primary beneficiary.

The Company has determined that Orocidin A/S is a VIE, and that the Company is the primary beneficiary. While the Company owns 95% of Orocidin A/S’s equity interests, the remaining equity interests in Orocidin A/S are owned by unrelated third parties, and the agreement with these third parties provides the Company with greater voting rights. Accordingly, the Company consolidates its interest in the financial statements of Orocidin A/S under the VIE rules and reflects the third parties’ interests in the unaudited consolidated financial statements as a non-controlling interest. The Company records this non-controlling interest at its initial fair value, adjusting the basis prospectively for the third parties’ share of the respective consolidated investments’ net income or loss or equity contributions and distributions. These non-controlling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are allocated to the non-controlling interest holders based on its economic ownership percentage. Transactions with non-controlling interests that do not result in a loss of control are accounted for as equity transactions. Any difference between the fair value of the consideration paid or received and the carrying amount of the non-controlling interest is recognized in equity.

Refer to Note 9 (“Business Combinations”) for more information regarding non-controlling interest recognized related to the Orocidin A/S business combination.

Recently Issued Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s unaudited consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has no revenue and has incurred losses since inception resulting in an accumulated deficit of $44,642,481 as of September 30, 2024. As a result, we expect our funds will not be sufficient to meet our needs for more than twelve months from the date of issuance of these financial statements. Accordingly, there is substantial doubt about the ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company’s recent acquisition, its generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, the private placement of common stock and the exercise of outstanding warrants. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

F-24

NOTE 4 - INVESTMENTS

On June 20, 2023, the Company and GK Partners ApS entered into a Stock Purchase and Sale Agreement, under which GK Partners ApS sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc. The shares were restricted in that they were subject to a registration statement filed on Form S-1 by Mag Mile Capital on September 6, 2023. The Form S-1 became effective on July 5, 2024, removing the restriction on the shares. In exchange, the Company issued 250,000 restricted shares of its common stock to GK Partners ApS. The shares were valued at $1,750,000, using $7.00 per share, the closing stock price for the Company’s common stock on the last business day before the agreement. The Company accounts for its investment under the guidance of ASC 321, Investments – Equity Securities, which provides guidance for equity interests that meet the definition of an equity security. Equity interests with readily determinable fair values are carried at fair value with changes in value recorded in earnings. There currently is no active market for the shares of Mag Mile Capital, Inc, therefore, the investment remains at cost until such time there is an established fair value of Mag Mile Capital, Inc’s shares to be used to adjust the value of the Company’s investment in those shares. The Company’s investment in Mag Mile Capital, Inc is subject to changes and fluctuations based on their business activities and their ability to trade in the future.

NOTE 5 - RELATED PARTY TRANSACTIONS

Mr. Tom Glasner Larsen is an affiliate of GK Partners and was a member of our board of directors from February 23, 2023, until his voluntary retirement on June 9, 2023. He was a beneficial owner of a controlling interest in Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S) until its acquisition by us on February 23, 2023. He was also a beneficial owner of a controlling interest in Orocidin A/S until its acquisition by us on May 13, 2024.

On April 11, 2022, effective April 1, 2022, we issued to GK Partners, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share, which expired on December 31, 2023. On December 22, 2023, the expiration date of 570,500 remaining warrant shares was extended to December 31, 2024. During the year ended March 31, 2024, GK Partners exercised a portion of its warrant for a total of 30,600 shares. The exercise price was $10.00 per share for total proceeds of $306,000. During the quarter ended June 30, 2024, GK Partners exercised a portion of its warrant for 6,000 shares. The exercise price was $10.00 per share for total proceeds of $60,000. During the quarter ended September 30, 2024, GK Partners exercised a portion of its warrant for 19,400 shares. The exercise price was $10.00 per share for total proceeds of $194,000.

On February 23, 2023, pursuant to the Contribution Agreement by and among the Company, Managementselskabet af 12.08.2020 A/S (formerly Nordicus Partners A/S), GK Partners, Henrik Rouf and LSPH, were issued 250,000 shares of the common stock (Note 1).

On June 20, 2023, the Company and GK Partners ApS (the “Seller”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Seller sold to the Company 5,000,000 restricted shares of common stock of Mag Mile Capital, Inc. In exchange, the Company issued 250,000 restricted shares of its common stock to the Seller.

Mr. Bennett Yankowitz, our chief financial officer and director, was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees to the Affiliate of $20,852 and $8,603 for the three months ended September 30, 2024 and 2023, respectively, and $38,634 and $19,527 for the six months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and March 31, 2024, we had no outstanding payable due to the Affiliate for either period.

F-25

Our employment agreement with Henrik Rouf, our chief executive officer, provided for a base salary of $72,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024 the agreement was amended to increase Mr. Rouf’s annual salary to $120,000 and to extend the term to April 1, 2025.

Our consulting agreement with Bennett Yankowitz, our chief financial officer and a member of our board of directors, provided for a base salary of $36,000 per year, commencing April 1, 2023, and had a term of one year. On April 8, 2024 the agreement was amended to increase Mr. Yankowitz’s annual salary to $60,000 and to extend the term to April 1, 2025.

During the six months ended September 30, 2024, a related party forgave their payable of $13,886. The amount has been credited to additional paid in capital.

Effective June 3, 2024, Christian Hill-Madsen resigned from the Board of Directors of the Company, and the remaining Board members appointed Peter Severin as his replacement and as Chairman of the Board of Directors. Mr. Hill-Madsen will continue as Chairman of the Board of Orocidin A/S, of which the Company recently acquired 95% of the outstanding shares in exchange for shares of the Company.

On June 3, 2024, the Company’s Board of Directors approved a compensation plan under which the Chairman of the Board of Directors will receive compensation of $20,000 per annum, and each other Director will receive compensation of $10,000 per annum, in consideration of their serving on the Corporation’s Board of Directors, payable in equal installments semiannually in arrears, commencing December 31, 2024, without proration for partial terms.

NOTE 6 - PREFERRED STOCK

Preferred Stock

We have authorized 5,000,000 shares, $0.001 par value, Preferred Stock (the Preferred Stock”) of which 500,000 shares have been issued and redeemed, therefore are not considered outstanding. In addition, 500,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock (the “Junior Preferred Stock”) with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified in the Certificate of Designation of the Junior Preferred Stock filed with the Delaware Department of State on January 28, 2008. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by us that is convertible into Junior Preferred Stock. Each share of Junior Preferred Stock shall entitle the holder to 100 votes on all matters submitted to a vote of the Company’s stockholders. The holders of shares of Junior Preferred Stock, in preference to the holders of the Company’s Common Stock and of any other junior stock, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash. Upon the Company’s liquidation, dissolution or winding up, no distribution shall be made to the holders of shares of stock ranking junior to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock. As of September 30, 2024 and March 31, 2024, there are no shares of Junior Preferred Stock or undesignated Preferred Stock issued and outstanding.

F-26

NOTE 7 - COMMON STOCK TRANSACTIONS

The Company is authorized to issue 50,000,000 shares of Common Stock with a par value of $0.001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share.

During the six months ended September 30, 2024, GK Partners exercised a portion of its warrant for 25,400 shares. The exercise price was $10.00 per share for total proceeds of $254,000.

During the six months ended September 30, 2024, the Company issued 30,000 shares of common stock for services. The value of the shares issued resulted in a total non-cash expense of $138,979.

On May 13, 2024, the Company and certain shareholders of Orocidin A/S, a Danish stock corporation entered into a Stock Purchase and Sale Agreement, under which the Company issued 3,800,000 restricted shares of its common stock to the Sellers (Note 1).

During the three months ended September 30, 2024, Orocidin A/S issued shares of its common stock in a capital raise with a third party in exchange for proceeds of $193,330. Aligned with the Company’s ownership interest in Orocidin A/S, 5% of the proceeds, or $9,667, was allocated to noncontrolling interests while 95% of the proceeds, or $183,663, was allocated to additional paid in capital.

NOTE 8 - STOCK-BASED COMPENSATION

The Company established the Nordicus Partners Corporation 2024 Stock Incentive Plan (the “Plan”). This plan was effective on June 7, 2024 per the board of directors resolution. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights (SARs), restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Company, or of any affiliate of the Company, as may be selected by the Company from time to time. However, only employees of the Company, and of any parent or subsidiary of the Company, shall be eligible for the grant of an incentive stock option. The grant of an award at any time to any person shall not entitle that person to a grant of an award at any future time.

The shares of Common Stock that may be issued with respect to awards granted under the Plan shall not exceed an aggregate of 7,000,000 shares of Common Stock. The maximum number of shares of Common Stock under the Plan that may be issued as incentive stock options shall be 7,000,000 shares. Regarding performance-based award limitations, the number of shares of Common Stock that may be granted in the form of options, SARs, restricted stock awards, restricted stock units, or performance award shares in a single fiscal year to a participant may not exceed 2,000,000 of each form.

F-27

As of September 30, 2024, no stock awards of any form have been granted under this plan.

On June 17, 2024, the Company’s board of directors cancelled the Company’s 2017 Non-Qualified Equity Incentive Plan (the “2017 Plan”). At the time there were no stock awards of any kind outstanding under the 2017 Plan.

NOTE 9 - BUSINESS COMBINATION

On May 13, 2024, the Company and certain shareholders of Orocidin A/S, a Danish stock corporation entered into a Stock Purchase and Sale Agreement (“Business Combination”), under which the Company issued 3,800,000 restricted shares of its common stock to the Sellers. The shares were valued at $5.00, the closing stock price on the date of acquisition.

The Company accounted for the transaction as a business combination under ASC 805 and as a result, allocated the fair value of identifiable assets acquired and liabilities assumed as of the acquisition date as outlined in the table below. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired, liabilities assumed was allocated to goodwill.

The allocation of the purchase price and the estimated fair values of the assets acquired, liabilities assumed, and noncontrolling interest are shown below:

Consideration
Consideration issued	$18,050,000
Identified assets and liabilities
Cash	134,572
Intangible assets	223,316
Other receivables	29,906
Accounts payable and accruals	(29,779)
Total identified assets, liabilities, and noncontrolling interest	358,015
Non-controlling interest	950,000
Excess purchase price allocated to goodwill	$18,641,985

From the closing date of the Business Combination through September 30, 2024, Orocidin A/S has incurred $40,693 in net losses.

NOTE 10 - WARRANTS

A summary of the Company’s outstanding warrants as of September 30, 2024 is as follows.

			Weight
		Weighted	Average
	Number of	Average Exercise	Remaining Contract	Intrinsic
	Warrants	Price	Term	Value
Outstanding, March 31, 2024	632,900	$10	1.35	$—
Issued	—	—	—	—
Expired	—	—	—	—
Exercised	(25,400)	10	—	—
Outstanding, September 30, 2024	607,500	$10	0.62	$—

NOTE 11 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it has the following material subsequent events to disclose in these financial statements.

Subsequent to September 30, 2024, GK Partners exercised a portion of its warrant for a total of 22,200 shares. The exercise price was $10.00 per share for total proceeds of $222,000.

On November 11, 2024, the Company announced that it entered into an agreement with Bio-Convert ApS (“Bio-Convert”) to acquire 100% of the outstanding shares of Bio-Convert in exchange for 12 million shares of the Company’s restricted common stock. Bio-Convert is a Denmark-based clinical-stage biopharmaceutical company focused on revolutionizing the treatment of oral leukoplakia, which is a potentially malignant disorder affecting the oral mucosa. Oral leukoplakia is a white patch or plaque that can develop in the oral cavity and cause oral cancer. Bio-Convert is developing a new pharmaceutical drug product for the treatment of oral leukoplakia and the prevention of oral cancer formation.

On November 12, 2024, the Company announced that it entered into an agreement with Orocidin A/S to acquire the remaining 29,663 outstanding shares, or approximately 5%, of Orocidin A/S. In exchange, the Company issued 200,000 shares of restricted common stock to the selling shareholders of Orocidin. Upon closing of the acquisition, Orocidin A/S became a 100% wholly owned subsidiary of the Company.

F-28

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Nordicus Partners Corporation This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until _______________, 2025 [90 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NORDICUS PARTNERS CORPORATION

16,190,911 Shares

common stock

PROSPECTUS

_______ ___, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$7,436.48
Legal fees and expenses		$35,000
Accounting fees and expenses	$
Miscellaneous	$
TOTAL	$

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law (“DGCL”) Section 145 provides us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under DGCL section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Corporate Bylaws at Article IX, provide that the Company has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions involving willful misconduct, gross negligence, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Delaware General Corporation Law.

On October 12, 2021, we entered into an indemnification agreement with Bennett Yankowitz, who at the time was our Chief Financial Officer and sole director.

On November 25, 2024, we entered into similar indemnification agreements with two independent directors, Henrik Keller and Peter Severin, and two officers, Henrik Rouf and Bennett Yankowitz who also is an executive director.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 2022, we have issued the following unregistered securities:

Common Stock Issuances

On February 23, 2023, we entered into a Contribution Agreement with Nordicus Partners A/S, a Danish stock corporation, GK Partners ApS (“GK Partners”), Henrik Rouf and Life Science Power House ApS (“LSPH, GK Partners, Rouf and LSPH are collectively referred to herein as the “Sellers”). Pursuant to the Contribution Agreement, the Sellers contributed, transferred, assigned and conveyed to us all right, title and interest in and to one hundred percent (100%) of the issued and outstanding capital stock of Nordicus Partners A/S for an aggregate of 2,500,000 shares of our common stock.

On February 14, 2023, GK Partners exercised a portion of its warrant issued April 11, 2022, to purchase up to 600,000 shares of our common stock for 11,500 shares. The exercise price was $10.00 per share for total proceeds of $115,000. On June 26, 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. On July 26, 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. On August 24, 2023, GK Partners exercised a portion of its warrant for 3,000 shares. The exercise price was $10.00 per share for total proceeds of $30,000. During September 2023, GK Partners exercised a portion of its warrant for 2,500 shares. The exercise price was $10.00 per share for total proceeds of $25,000. During Q3 GK Partners exercised a portion of its warrant for 7,500 shares. The exercise price was $10.00 per share for total proceeds of $75,000. During Q4 GK Partners exercised a portion of its warrant for 12,600 shares. The exercise price was $10.00 per share for total proceeds of $126,000.

On May 16, 2024, we acquired a 95% interest in Orocidin A/S, a clinical-stage biopharmaceutical company, in exchange for 3,800,000 restricted shares of our common stock.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Warrants

On April 11, 2022, we issued to GK Partners, for financial services, a warrant to immediately purchase up to 600,000 shares of our common stock at an exercise price of $10.00 per share, which expired on December 31, 2023.

On November 28, 2022, we issued to David Volpe a warrant to purchase 50,000 shares of our common stock and to Bennett J. Yankowitz a warrant to purchase 25,000 shares of our common stock. Both warrants have an exercise price of $10.00 per share and expire on December 31, 2027. Mr. Volpe’s warrants were issued as compensation for consulting services provided to us. Mr. Yankowitz’s warrants were issued as compensation for his acting as our sole director and our chief executive officer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(i) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation	S-1	3.1	12/06/23
3.2	Certificate of Amendment				X
3.3	Bylaws	S-1	3.2	12/06/23
5.1	Consent of CM Law PLLC				X
10.1	Stock Purchase Agreement dated as of October 12, 2021 between EKIMAS Corporation and Reddington Partners LLC.	8-K	10.1	10/18/21
10.2	Indemnity Agreement dated as of October 12, 2021 between EKIMAS Corporation and Bennett J. Yankowitz.	8-K	10.2	10/18/21
10.3	Warrant dated as of April 1, 2022 issued by EKIMAS Corporation to GK Partners AsP.	8-K	10.1	4/12/2022
10.4	Demand Promissory Note, dated October 14, 2022, made by the Company to the Lender.	8-K	10.1	10/17/2022
10.5	Warrant to Purchase Common Stock, dated November 28, 2022, issued to David Volpe	8-K	10.1	11/30/2022
10.6	Warrant to Purchase Common Stock, dated November 28, 2022, issued to Bennett J. Yankowitz	8-K	10.2	11/30/2022
10.7	Second Amended and Restated Employment Agreement, dated as of April 1, 2024, between Nordicus Partners Corporation and Henrik Rouf	10-K	10.10	07/03/2024
10.8	Second Amended and Restated Consulting Agreement, dated as of April 1, 2024, between Nordicus Partners Corporation and Bennett J. Yankowitz	10-K	10.11	07/03/2024
10.9	Stock Purchase and Sale Agreement, dated as of June 20, 2023, between Nordicus Partners Corporation and GK Partners ApS	8-K	10.1	6/20/2023
10.10*	2024 Stock Incentive Plan	14C	Annex A	5/28/2024
10.11	2017 Non-Qualified Stock Incentive Plan	8-K	10.37	8/22/2017
10.12	Employment Agreement dated April 17, 2023, with Henrik Rouf				X
10.13	Consulting Agreement dated ____ with Bennett J. Yankowitz				X
10.14	Form of Indemnity Agreement				X
23.1	Consent of Fruci & Associates II, PLLC, independent public accounting firm				X
23.3	Consent of CM Law PLLC (included in Exhibit 5.1)
107	Filing Fee Table				X

# Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, California, on December 10, 2024.

Nordicus Partners Corporation

By:	/s/ Henrik Rouf
Name:	Henrik Rouf
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henrik Rouf as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henrik Rouf	President and CEO	December 10, 2024
Henrik Rouf	(Principal Executive Officer) and Director

/s/ Bennett J. Yankowitz	Chief Financial Officer	December 10, 2024
Bennett J. Yankowitz	(Principal Financial and Accounting Officer)

/s/ Peter Severin	Director	December 10, 2024
Peter Severin

/s/ Henrik Keller	Director	December 10, 2024
Henrik Keller

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